Exhibit 10.17

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION VERSION

DEVELOPMENT AND LICENSE AGREEMENT

THIS DEVELOPMENT AND LICENSE AGREEMENT (the “Agreement”) is entered into as of June 8, 2016 (the “Effective Date”) by and between LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation, having its principal place of business at 419 Davis Dr., Suite 100, Morrisville, NC 27560 (“Liquidia”), and G&W LABORATORIES, INC., a New Jersey corporation having its principal place of business at 111 Coolidge Street, South Plainfield, NJ 07080-3895 (“G&W”).  Liquidia and G&W are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

WHEREAS, Liquidia controls certain technology for the formulation and/or delivery of small molecule, diagnostic, or biologic constructs into micro and/or nano particles, generally known as PRINT® Platform Technology (as further defined herein);

WHEREAS, G&W possesses resources and expertise in the research, development, marketing, and commercialization of pharmaceutical products, and desires to develop pharmaceutical products using PRINT Platform Technology;

WHEREAS, G&W desires Liquidia to apply the PRINT Platform Technology to a selected pharmaceutical product, upon the terms and conditions set forth herein; and

WHEREAS, Liquidia desires to grant to G&W certain rights and licenses as further described in this Agreement with respect to certain of Liquidia’s intellectual property rights to enable G&W to develop and commercialize Licensed Products (as defined herein) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, shall have the meanings set forth in this ARTICLE 1.  In addition, the terms “includes,” “including,” “include” and derivative forms of them shall be deemed followed by the phrase “without limitation” (regardless of whether it is actually written there (and drawing no implication from the actual inclusion of such phrase in some instances after such terms but not others)).  Where this Agreement states that a party “shall,” “will,” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement.  Words denoting the singular shall include the plural and vice versa, and words denoting any gender shall include all genders; words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provision in which such words appear; and the exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the exhibits and attachments.

1.1                               “Acquired IP” means any Patents and/or Information that (a) a Party Controls immediately following an Acquisition that it did not Control immediately preceding the date of the Acquisition, or (b) is owned or Controlled by an Acquiror (as defined in Section 1.10) of a Party and exists immediately prior to the date of the Change of Control.

1.2                               “Acquisition” means a license, merger, acquisition (whether of all of the stock or of all or substantially all of the assets of an entity or any operating or business division of an entity), reorganization, consolidation, combination or similar transaction by or with a Party or any of its Affiliates that is not a Change of Control of such Party or any of its Affiliates.

1.3                               “Additional Selected Compound” means an Option Compound for which G&W has exercised its Option that becomes an Additional Selected Compound pursuant to Section 13.3.

1.4                               “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that directly or indirectly controls, is controlled by or is under common control with such Party.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by ownership of fifty percent (50%) or more (or such lesser percentage which is the maximum allowed to be owned by a person, corporation, partnership or other entity in a particular jurisdiction) of the voting stock of such entity, or by contract or otherwise.

1.5                               “Agreement” has the meaning set forth in the Preamble.

1.6                               “Alliance Manager” has the meaning set forth in Section 2.2.

1.7                               “Applicable Laws” means, with respect to a given country, the applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, and that relate to a Party’s activities under this Agreement, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities of such country.

1.8                               “Annual FTE Rate” means [***] Dollars (US$[***]) per full-time employee equivalent performing [***] ([***]) hours of work per year, as adjusted annually pursuant to Section 3.3.

1.9                               “Business Day” means a day other than a Saturday, Sunday, or bank or other public holiday in New York, New York.

1.10                        “Change of Control” means the occurrence of any of the following: (a) a Party enters into a merger, consolidation, stock sale or sale or transfer of all or substantially all of its

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

assets, or other similar transaction or series of transactions with a Third Party; or (b) any transaction or series of related transactions in which any Third Party or group of Third Parties acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a Third Party in a particular jurisdiction) of the combined voting power of the then outstanding securities of such Party.  The entity(ies) gaining control of such Party pursuant to a transaction described in the preceding sentence are referred to herein as the “Acquiror”. Notwithstanding the foregoing, a stock sale to underwriters of a public offering of a Party’s capital stock or a stock sale to Third Parties solely for the purpose of financing or a transaction solely to change the domicile of a Party shall not constitute a Change of Control.

1.11                        “Clinical Trial” means any human clinical trial of a Licensed Product.

1.12                        “Co-Chair” has the meaning set forth in Section 2.5.

1.13                        “Combination Product” means a Licensed Product that is (a) comprised of or contains a Formulated Compound as an active ingredient together with one (1) or more other active ingredients that are not formulated with PRINT Material, and (b) sold either as a fixed dose or as separate doses as one (1) product.

1.14                        “Collaboration Know-How” means all Information that is conceived of, discovered, developed, or otherwise made by or on behalf of either Party or its Affiliates or sublicensees in connection with the research, development, manufacture or use of Selected Compounds, Formulated Compounds or Licensed Products conducted under or in connection with this Agreement, but excluding the Collaboration Patents.

1.15                        “Collaboration Patents” mean all Patents that cover inventions that are conceived of, discovered, developed, or otherwise made by or on behalf of either Party or its Affiliates or sublicensees in connection with the research, development, manufacture or use of Selected Compounds, Formulated Compounds or Licensed Products conducted under or in connection with this Agreement.

1.16                        “Commercially Reasonable Efforts” means, with respect to a Party, such efforts that are consistent with the efforts and resources generally used by such Party in the exercise of its reasonable business discretion relating to the research, development and commercialization of a pharmaceutical product owned by it or to which it has exclusive rights, with similar product characteristics, which is of similar market potential at a similar stage in its development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the potential or actual profitability of the product (including pricing and reimbursement status achieved or to be achieved), and other relevant factors, including technical, legal, scientific and/or medical factors.  For purposes of clarity, Commercially Reasonable Efforts will be determined on a market-by-market and indication-by-indication basis for a particular Licensed Product and it is anticipated that the level of effort may be different for different markets and may change over time, reflecting changes in the status of the Licensed Product and the market(s) involved.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.17                                    “Compulsory License” means a compulsory license under Licensed Technology obtained by a Third Party through the order, decree, or grant of a competent Regulatory Authority or court, without direct or indirect authorization from G&W or its Affiliates prior to such order, decree or grant, authorizing such Third Party to develop, make, have made, use, sell, offer to sell or import a Licensed Product in the Field in any country in the Territory.  For clarity, the failure of a court to enjoin infringement as a remedy in a patent infringement proceeding shall not be deemed to be a Compulsory License.  The Third Party receiving a compulsory license is referred to herein as a “Compulsory Licensee”.

1.18                        “Confidential Information” means, with respect to a Party, any and all Information of such Party that is disclosed to the other Party under this Agreement, whether in oral, written, graphic, or electronic form, which may include specifications, know-how, trade secrets, technical information, models, business information, inventions, discoveries, methods, procedures, formulae, protocols, techniques, data, and unpublished patent applications, whether disclosed in oral, written, graphic, or electronic form.  All Information disclosed by either Party pursuant to the Existing Confidentiality Agreement shall be deemed to be the disclosing Party’s Confidential Information hereunder (with the mutual understanding and agreement that any use or disclosure thereof that is authorized under ARTICLE 12 shall not be restricted by, or be deemed a violation of, such Existing Confidentiality Agreement).

1.19                        “Control” means, with respect to any material, Information, Patent or other intellectual property right, that a Party or its Acquiror (a) owns such material, Information, Patent or intellectual property right, or (b) has a license or right (other than a license or right granted to such Party under this Agreement) to use such material, Information, Patent or intellectual property right and, in each case (a) and (b), has the ability to grant to the other Party access, a right to use, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth herein, without violating the terms of any then-existing agreement or other arrangement with any Third Party.

1.20                        “Development Plan” means the development plan and budget for the Licensed Products to be developed by G&W under this Agreement, as may be amended by G&W from time to time.

1.21                        “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.22                        “Effective Date” has the meaning set forth in the Preamble.

1.23                        “Executive Officer” means, in the case of Liquidia, its Chief Executive Officer, and in the case of G&W, its Chief Executive Officer, or in each case, such Executive Officer’s designee, provided such designee is at a Vice President level or above.

1.24                        “Exercise Notice” has the meaning set forth in Section 13.3.

1.25                        “Existing Confidentiality Agreement” means the Mutual Confidentiality Agreement entered into by the Parties with an Effective Date of February 6, 2015.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.26                        “FDA” means the U.S. Food and Drug Administration or any successor entity (including, as applicable, a foreign equivalent thereof).

1.27                        “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and applicable regulations promulgated thereunder by the FDA.

1.28                        “Field” means all applications of Formulated Compound or Licensed Product (a) formulated for administration to the skin for the treatment or prophylaxis of skin diseases, disorders or conditions in humans, (b) formulated for administration to the skin for the treatment or prophylaxis of skin symptoms of non-skin diseases, disorders or conditions in humans, or (c) in suppository form for the local treatment of mucosa in humans.  Field expressly excludes the use of any Formulated Compound or Licensed Product (i) as a vaccination, (ii) through delivery to mucosal membranes (other than through use of suppository), including nasal and lung tissue, (iii) through delivery via inhalation, (iv) for ophthalmology or (v) where the active ingredients are delivered across the skin to treat non-skin diseases, disorders or conditions (it being understood that such administration may be directly to the skin for intended delivery across the skin).

1.29                        “First Commercial Sale” means, with respect to a Licensed Product on a country-by-country basis, the first sale to a Third Party of such Licensed Product in such country by or on behalf of G&W, its Affiliates or sublicensees after Regulatory Approval in such country.  Sales prior to receipt of Regulatory Approval for such Licensed Product including so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

1.30                        “First Selected Compound” means the pharmaceutically active ingredient [***] having the structure set forth in Exhibit 1.30

1.31                        “Formulated Compound” means a Selected Compound as formulated with PRINT Material by Liquidia pursuant to this Agreement or any other agreement entered into by the Parties, including a Supply Agreement, or by a Third Party expressly authorized by Liquidia.

1.32                        “GCPs” means the then-current standards, practices and procedures promulgated or endorsed by the FDA or other Regulatory Authorities for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of clinical trials, as set forth in 21 C.F.R. Parts 210 and 211, as may be amended from time to time, or any successor thereto, or in the guidelines titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” and comparable regulatory standards, practices and procedures in jurisdictions outside the U.S., as they may be updated from time to time, that provide assurance that the data and reported results are credible and accurate, and that the rights, integrity, and confidentiality of trial subjects are protected.

1.33                                    “Generic Compound” means a compound that had been covered by an issued Patent in the United States but is no longer covered by any issued Patent in the United States that provides market exclusivity.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.34                        “GLPs” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards in jurisdictions outside the U.S., as they may be updated from time to time, including applicable quality guidelines promulgated under the International Conference on Harmonization .

1.35                        “GMPs” means the then-current good manufacturing practices required by the FDA, as defined in 21 C.F.R. Parts 210 and 211 and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials in jurisdictions outside the U.S., as they may be updated from time to time.  GMPs shall include applicable quality guidelines promulgated under the International Conference on Harmonization.

1.36                        “General Biological Effects” means biological effect(s) resulting from or enabled by (a) the particle matrix composition, excipients, size, shape or the manufacture of PRINT particles, or (b) the use of the PRINT Platform Technology with applicability to molecules, compounds, polymers, substances and biological samples other than those under development with G&W under this Agreement (e.g., where the same particle design may be used with a different active ingredient).

1.37                        “Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other government authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.38                        “G&W” has the meaning set forth in the Preamble.

1.39                        “G&W Background IP” means all Patents and Information Controlled by G&W that exist prior to the Effective Date or arise outside of this Agreement and that are necessary or reasonably useful for the research, development, making, use, offering for sale, sale and importation of Formulated Compounds or Licensed Products.

1.40                        “G&W Collaboration Know-How” means all Collaboration Know-How (i) solely relating to the G&W Background IP, or (ii) solely discovered by G&W where such Collaboration Know-How is unrelated to PRINT Platform Technology, PRINT Improvements and PRINT Tooling.

1.41                        “G&W Collaboration Patent” means all Collaboration Patents (i) solely relating to the G&W Background IP or (ii) solely invented by G&W where such Patent is unrelated to PRINT Platform Technology, PRINT Improvements and PRINT Tooling.

1.42                        “G&W Technology” means the G&W Background IP, G&W Collaboration Patents, G&W Collaboration Know-How, G&W’s interest in Joint Collaboration Patents and G&W’s interest in Joint Collaboration Know-How.

1.43                        “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent Regulatory Authority in any other regulatory jurisdiction, the filing

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.44                        “Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind, software, algorithms, marketing reports, clinical and non-clinical study reports, regulatory submission summaries and regulatory submission documents, expertise, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures, in each case, whether or not patentable or copyrightable.

1.45                        “Initiation” of a clinical trial means the first dosing of the first patient in such clinical trial.

1.46                        “Joint Collaboration Know-How” means all Collaboration Know-How other than G&W Collaboration Know-How and Liquidia Collaboration Know-How.

1.47                        “Joint Collaboration Patent” means all Collaboration Patents other than G&W Collaboration Patents and Liquidia Collaboration Patents.

1.48                        “Joint Steering Committee” or “JSC” has the meaning ascribed in Section 2.3.

1.49                        “Lab-Line Day” or “LLD” means a single day shift for Liquidia’s PRINT manufacturing.

1.50                        “Licensed Know-How” means all Information Controlled as of the Effective Date or thereafter during the term of this Agreement by Liquidia and necessary or reasonably useful for the research, development, making, use, offering for sale, sale or importation of Formulated Compounds or Licensed Products, and including the Liquidia Collaboration Know-How.  Notwithstanding the foregoing, Licensed Know-How shall exclude (a) Joint Collaboration Know-How, (b) PRINT Tooling, and (c) any Information that is Acquired IP.

1.51                        “Licensed Patents” means all Patents that are Controlled by Liquidia as of the Effective Date or thereafter during the term of this Agreement (including the Liquidia Collaboration Patents) and that claim or cover PRINT Platform Technology, PRINT Improvements, PRINT Material, Formulated Compound or Licensed Products or that would otherwise be infringed, absent a license, by the making, use, offering for sale, sale or importation of any Formulated Compound or Licensed Product in the Field.  Notwithstanding the foregoing, Licensed Patents shall exclude (a) the Joint Collaboration Patents, (b) any Patents to the extent claiming, covering or disclosing PRINT Tooling, and (c) any Patents that are Acquired IP.  Licensed Patents existing as of the Effective Date are set forth in Exhibit 1.51 .

1.52                                    “Licensed Product” means any product that comprises or contains a Formulated Compound.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.53                        “Licensed Technology” means the Licensed Patents, Licensed Know-How, and Liquidia’s interest in Joint Collaboration Patents and Joint Collaboration Know-How, except, in each case, to the extent applicable to PRINT Tooling.

1.54                        “Liquidia” has the meaning set forth in the Preamble.

1.55                        “Liquidia Collaboration Know-How” means all Collaboration Know-How (i) solely related to the PRINT Platform Technology, PRINT Tooling or PRINT Improvements or (ii) related to PRINT Platform Technology, PRINT Improvements and PRINT Tooling and that could be used with compounds other than Selected Compounds.

1.56                        “Liquidia Collaboration Patents” means all Collaboration Patents (i) solely related to the PRINT Platform Technology, PRINT Tooling and PRINT Improvements, or (ii) related to PRINT Platform Technology, PRINT Improvements and PRINT Tooling and that could be used with compounds other than Selected Compounds.

1.57                                    “LLD Rate” means (a) for non-GMP material for research purposes, [***] Dollars (US$[***]) per LLD; (b) for GLP material for research purposes, [***] Dollars (US$[***]) per LLD; and (c) for GMP clinical and commercial material, [***] Dollars (US$[***]) per LLD, provided that, beginning January 1, 2018, the then-current LLD Rate shall be subject to adjustment annually based on an amount equal to the change, if any, in the Producer Price Index for pharmaceutical preparation manufacturing (code 325412), calculated by the Bureau of Labor Statistics during the immediately preceding calendar year.

1.58                        “Marketing Authorization Application” or “MAA” means an application for Regulatory Approval in a country, territory or possession, including an NDA in the U.S.

1.59                        “Major EU Market” means the United Kingdom, France, Spain, Italy and Germany.

1.60                        “NDA” means a New Drug Application or supplemental New Drug Application, as defined in the FD&C Act.

1.61                        “Net Sales” means:

(a)                                 the gross amount billed or invoiced by or for the benefit of G&W, its Affiliates, and its Sublicensees to independent, unrelated persons in bona fide arm’s length transactions with respect to a Licensed Product, less the following deductions, as allocable to such Licensed Product (if not previously deducted from the amount invoiced):

(i)                                    transportation charges and other related charges, such as freight, handling and insurance;

(ii)                                sales and excise taxes, customs duties or other governmental tariffs (other than income tax) paid by the selling party and any other governmental charges imposed upon the sale of such Licensed Product and actually paid;

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)                            trade, quantity and discounts or chargebacks actually granted, allowed or incurred in connection with the sale of such Licensed Product;

(iv)                             allowances or credits to customers actually given and not in excess of the selling price of such Licensed Product, on account of rejection, outdating, recalls or return of such Licensed Product;

(v)                                 rebates, reimbursements, fees or similar payments to wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, Governmental Authorities, or other institutions or health care organizations;

(vi)                             the portion of administrative fees paid during the relevant time period to group purchasing organizations, pharmaceutical benefit managers or Medicare Prescription Drug Plans specifically relating to such Licensed Product;

(vii)                         any invoiced amounts from a prior period which are not collected and are written off by G&W or its Affiliates, including bad debts;

(viii)                     that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) reasonably allocable to sales of the Licensed Products; and

(ix)                             any other similar and customary deductions that are consistent with G&W’s accounting standards as consistently applied in accordance with US GAAP, but which may not be duplicative of the deductions specified in (i) – (vii) above.

If a single item falls into more than one of the categories set forth in clauses (i)-(viii) above, such item may not be deducted more than once.

(b)                                 Sales between G&W and its Affiliates and Sublicensees shall be disregarded for purposes of calculating Net Sales except if such purchaser is a distributor, pharmacy or end user. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by G&W or Sublicensees, and on its payroll, or for the cost of collections. Compassionate use shall also be excluded from Net Sales calculations for all purposes and Net Sales shall not include transfers or dispositions at no cost for promotional, or below market value for pre-clinical, clinical, or regulatory purposes.

(c)                                  With respect to any sale of any Licensed Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales, such Licensed Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales of such Licensed Product in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good faith based on pricing in comparable markets).

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)                                 In the event the Licensed Product is sold as part of a Combination Product, the Net Sales from the Combination Product shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition), during the applicable royalty reporting period, by the fraction A/A+B, where A is the average sale price of the Licensed Product when sold separately in finished form and B is the average sale price of the other active ingredient(s) included in the Combination Product when sold separately in finished form, in each case during the applicable royalty reporting period in which sales of both occurred.  If the average sale price cannot be determined for both the Licensed Product and all other product(s) included in the Combination Product, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction C/C+D, where C is the fair market value of the Licensed Product and D is the fair market value of all other product(s) included in the Combination Product.

(e)                                  Net Sales shall be calculated on an accrual basis, in a manner consistent with G&W’s accounting policies for external reporting purposes, as consistently applied in accordance with US GAAP.  To the extent any accrued amounts used in the calculation of Net Sales are estimates, such estimates shall be trued-up in accordance with G&W’s accounting policies for external reporting purposes, as consistently applied in accordance with US GAAP, and Net Sales and related payments under this Agreement shall be reconciled as appropriate.

1.62                        “Option Compound” has the meaning set forth in Section 13.2.

1.63                        “Option Period” has the meaning set forth in Section 13.1.

1.64                        “Party” and “Parties” has the meaning set forth in the Preamble.

1.65                        “Patents” means (a) pending patent applications, issued patents, utility models and designs; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisionals of or to any of the foregoing; and (c) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.

1.66                        “Phase 1 Clinical Trial” means a human clinical trial of a Licensed Product.

1.67                        “Phase 3 Clinical Trial” means a human clinical trial of a Licensed Product on a sufficient number of subjects in an indicated patient population that is designed to establish that a Licensed Product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support marketing approval of such Licensed Product pursuant to Applicable Law, including a trial referred to in 21 C.F.R. §312.21(c), as amended.  For clarity, a human clinical trial that meets the requirements of the preceding sentence will be deemed to be a Phase 3 Clinical Trial, whether or not denominated a “Phase 3” clinical trial under applicable regulations.

1.68                        “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products,

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.69                        “PRINT” means Liquidia’s proprietary micro or nano-fabrication process for producing particles and particles on a film of a predetermined size, shape and composition (generally known as PRINT® (Particle Replication In Nonwetting Template)), including all processes, systems and materials (including using molds, but excluding making molds) for producing such particles, and all Liquidia proprietary substances used in making any such particles.  For the avoidance of doubt, PRINT does not include PRINT Material generated using PRINT under this Agreement, or the PRINT Tooling.

1.70                        “PRINT Improvements” means (a) any improvements or modifications to General Biological Effects; and/or (b) any Information to the extent solely related to PRINT Platform Technology and made or generated in connection with the manufacturing of PRINT Material or Licensed Products, made by either Party or the Parties jointly, and in each case of G&W, its Affiliates or sublicensees (for clarity, including Third Party manufacturers), under this Agreement, as well as any Patents claiming or covering any of the foregoing.

1.71                        “PRINT Material” means a particle or a group of particles that is developed, manufactured or otherwise produced using PRINT Platform Technology.  For clarity, “particle(s)” may refer to the composition of the particles, including excipients that prevent degradation or provide stabilization to the particle(s).  Liquidia may use PRINT Tooling to produce PRINT Material, but such use shall not be deemed a license to G&W with respect to such PRINT Tooling.

1.72                        “PRINT Platform Technology” means Liquidia’s platform technology relating to PRINT, including PRINT Material generated using PRINT, but expressly excluding PRINT Tooling.

1.73                        “PRINT Tooling” means Liquidia’s proprietary information, trade secrets, processes, systems, materials and substrates for fabricating the patterned drums (including the patterned drums themselves) and molds (excluding the molds themselves) that enable PRINT Platform Technology.  For the avoidance of doubt, PRINT Tooling does not include PRINT or PRINT Material generated using PRINT.

1.74                        “Regulatory Approval” means all approvals, licenses, registrations or authorizations of any Governmental Authority necessary for the development or commercialization of a Formulated Compound or Licensed Product, including clinical testing, manufacture, marketing, distribution, importation, use and/or sale of a Licensed Product for one or more indications in the Field in a country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements, but excluding Price Approval.

1.75                        “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval and/or, to the

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of a Product in such country or regulatory jurisdiction, including (a) the FDA, (b) the European Medicines Agency (“EMA”), (c) the European Commission, and (d) Japanese Ministry of Health, Labour and Welfare (“MHLW”), (e) Japanese Pharmaceuticals and Medical Devices Agency (“PMDA”) and in each of (a) through (e), including any successor thereto.

1.76                        “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, MAAs, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with, or other approvals granted by, a Regulatory Authority that are necessary or reasonably desirable in order to develop, manufacture, market, sell or otherwise commercialize a Formulated Compound and/or Licensed Product in a particular country or regulatory jurisdiction.  Regulatory Materials include INDs, MAAs, and NDAs.

1.77                        “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, from the Effective Date until the later of: (a) [***] ([***]) years from the date of First Commercial Sale of such Licensed Product in such country; or (b) the expiration of the last-to-expire Valid Claim that covers such manufacture, use, sale or import of such Licensed Product in the country in which such Licensed Product is sold.

1.78                        “SEC” means the U.S. Securities and Exchange Commission.

1.79                        “Selected Compound” means the First Selected Compound and/or an Additional Selected Compound, as applicable.

1.80                        “Stage” has the meaning set forth in Section 3.1.

1.81                        “Sublicensee” means any Third Party granted a sublicense by G&W to the rights licensed to G&W pursuant to ARTICLE 7 hereof.  For purposes of Section 8.3, “Sublicensee” shall also include any Compulsory Licensee.

1.82                        “Supply Agreement” has the meaning set forth in Section 3.4.

1.83                        “Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, addition, penalty or interest), imposed, assessed or collected by any Governmental Authority.

1.84                        “Terminated Territory” has the meaning set forth in Section 14.7(c).

1.85                        “Territory” means all countries in the world, subject to Section 14.7(c).

1.86                        “Third Party” means any entity other than Liquidia or G&W or an Affiliate of either of them.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.87                        “Third Party Licenses” means those license agreements entered into, or to be entered into, by and between a Party or its Affiliate, on the one hand, and a Third Party, on the other hand, to license intellectual property of the Third Party that is determined to be necessary or useful for the research, development, manufacture, distribution, advertising or marketing, making, use, sale, offering to sell or importation of any Licensed Product.  Third Party Licenses entered into by each of the Parties prior to the Effective Date are set forth in Exhibit 1.84.

1.88                        “UNC Agreement” has the meaning set forth in Section 7.4.

1.89                        “U.S.” means the United States of America (including all possessions and territories thereof).

1.90                        “US GAAP” means generally accepted accounting principles in the U.S.

1.91                        “Valid Claim” means (a) a claim (including a process, use, or composition of matter claim) of an issued and unexpired Patent included within the Licensed Patents or Joint Collaboration Patents, which has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency or an intergovernmental agency of competent jurisdiction, which holding is unappealable or unappealed within the time allowed for appeal, or which has not been admitted to be invalid by the owner through reissue, disclaimer or otherwise; or (b) a claim (including a process, use or composition of matter claim) within a Joint Collaboration Patent application that is pending for less than seven (7) years from its earliest priority date and that has not been finally revoked, cancelled, withdrawn or affirmatively abandoned, or held invalid, unenforceable, unpatentable, or abandoned by a patent office, court or other governmental agency or intergovernmental agency of competent jurisdiction, which hold is unappealable or unappealed within the time allowed for appeal.  Notwithstanding the foregoing, a Valid Claim shall exclude (i) any pending or issued claim of a patent application of any G&W Collaboration Patent, and/or (ii) any pending patent application within the Collaboration Patents that G&W decides to abandon or not prosecute and is prosecuted by Liquidia).

1.92                        “Work Plan” has the meaning ascribed in Section 3.1.

ARTICLE 2
OVERVIEW; JSC

2.1                               Overview.  Liquidia shall use reasonable efforts to develop, manufacture and supply Formulated Compound for G&W as and to the extent set forth in the applicable Work Plan and as agreed by the Parties in good faith with respect to the applicable Development Plan in accordance with the terms of this Agreement.  G&W shall have the sole right to research, develop and commercialize Formulated Compounds and Licensed Products in the Field in the Territory in accordance with the terms of this Agreement, at its sole expense, including the further processing of such Formulated Compounds into Licensed Products as needed for development and commercialization.

2.2                               Alliance Manager. Each Party will appoint a representative who will serve as such Party’s alliance manager (“Alliance Manager”) for purposes of this Agreement and who

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

will be responsible for coordinating such Party’s performance of its obligations under this Agreement with the other Party and communicating with the other Party regarding matters relating to this Agreement.

2.3                               Joint Steering Committee.  Promptly following the Effective Date, but no later than thirty (30) days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to oversee, review and coordinate the conduct and progress of the research, development and commercialization of Licensed Products in the Field in the Territory.  The JSC will have the following powers and responsibilities:

(a)                                 draft and approve the full version of each Work Plan;

(b)                                 modify and update each Work Plan;

(c)                                  except as expressly set forth in this Agreement, decide upon the areas of specific responsibility and the allocation of work to be carried out by the Parties in each Work Plan;

(d)                                 decide on timelines, budgets, budget overruns and specifics of any research service to be performed by contract research organizations under each Work Plan;

(e)                                  monitor the work of the Parties under each Work Plan;

(f)                                   advise and assist in the resolution of any scientific or technical difficulties, which are experienced by either Party in performing each Work Plan;

(g)                                 assess the results of each Work Plan and decide how and in what ways particles of the Selected Compound should be further researched under such Work Plan;

(h)                                 align and execute on a publication plan for each Licensed Product; and

(i)                                    exchange information and plans regarding the development of, regulatory strategy for, and commercialization of Licensed Products.

2.4                               JSC Membership.  The JSC shall be comprised of an equal number of representatives from each of Liquidia and G&W.  These representatives shall have appropriate technical credentials, experience, knowledge and decision-making authority relevant to the matters to be discussed at the JSC.  The exact number of such representatives shall initially be three (3) for each of Liquidia and G&W, or such other number as the Parties may agree.  Either Party may replace its respective JSC representatives at any time with prior written notice to the other Party.  If a JSC member from either Party is unable to attend or participate in a JSC meeting, then the Party who designated such representative may designate a substitute representative for the meeting in its sole discretion.

2.5                               JSC Co-Chairs.  Each Party shall appoint one of its members to the JSC to co-chair the JSC’s meetings (each, a “Co-Chair”).  The Co-Chairs shall (a) ensure the orderly conduct of the JSC’s meetings, and (b) alternate in preparing and issuing (or designate another

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

JSC representative of such Party to prepare and issue) written minutes of each meeting within thirty (30) days thereafter accurately reflecting the discussions of the JSC, but shall not otherwise have any authority greater than any other JSC member.  If the Co-Chair from either Party is unable to attend or participate in a JSC meeting, then the Party who designated such Co-Chair may designate a substitute Co-Chair for the meeting in its sole direction.

2.6                               JSC Meetings.  The JSC shall meet quarterly or on such other frequency as may be agreed by the Parties.  Unless otherwise agreed, JSC meetings will be face-to-face at least once every calendar year, with the location of such meeting alternating between the Parties’ respective facilities, and otherwise may be conducted by telephone, videoconference or in person as determined by the Co-Chairs.  As appropriate, other employee representatives of the Parties may attend JSC meetings as non-voting observers if mutually agreed by the Parties.  Each Party may also have non-employee representatives attend JSC meetings as non-voting observers with prior notice to the other Party; provided that each such non-employee representative shall be subject to written obligations of confidentiality consistent with ARTICLE 12.  Each Party may also call for special meetings of the JSC to resolve particular matters requested by such Party and within the areas of responsibility of the JSC.  Each Co-Chair shall ensure that its JSC members receive adequate notice of such meetings.  Each Alliance Manager and/or other designated representatives of a Party shall have the right to attend any JSC meeting as a non-voting observer.  Each Party shall be responsible for all of its own expenses of participating in the JSC.  No action taken at any JSC meeting shall be effective unless a voting representative of each Party is participating.

2.7                               Decisions.  Each Party shall have one (1) vote, irrespective of its number of JSC members.  All decisions of the JSC shall be made in good faith and shall be unanimous.  In the event the JSC is unable promptly to reach a decision on any matter related to the direction or conduct of the Work Plan, including a change in a budget or timeline, after good faith attempts to resolve such disagreement, then either Party may refer the disagreement to a meeting between Executive Officers of each Party. If such persons cannot resolve such disagreement the status quo shall prevail and Liquidia shall complete the activities set forth in the Work Plan without the proposed changes.

2.8                               Minutes.  The JSC shall keep accurate and complete minutes of its meetings.  The Co-Chair responsible for the minutes for a JSC meeting shall distribute to all JSC members draft minutes of such meeting within fifteen (15) days following such meeting.  The other Party shall provide its written comments or acceptance of such minutes within fifteen (15) days of its receipt thereof.  All records of the JSC shall be available at all times to each Party.

2.9                               Information-Sharing.  Each Party shall promptly provide to the JSC such Information as it may reasonably request for the performance of its duties.

2.10                        Limitation of JSC Authority.  The JSC shall only have the powers expressly assigned to it in this ARTICLE 2 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of under this Agreement; or (c) determine any

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such issue in a manner that would conflict with the express terms and conditions of this Agreement.

2.11                        Experimental Nature.  Each Party acknowledges and agrees that the Formulated Compounds are experimental in nature and no specific result or end point can be assured.  Accordingly, performance of the research and development activities hereunder without achieving a desired result or end point shall not alone constitute a breach of this Agreement.

ARTICLE 3
LIQUIDIA SUPPLY OF FORMULATED COMPOUND

3.1                               Work Plans.  The Parties shall agree upon a “Work Plan” for the manufacture and supply of Formulated Compound for each Selected Compound by Liquidia to G&W during the period described in such plan.  Each Work Plan shall set forth the Parties’ respective responsibilities, deliverables and estimated timelines and costs.  The stages of each Work Plan (each, a “Stage”) shall include:

(a)                                 Stage 1 - Design/deliver Formulated Compound for non-clinical studies

(b)                                 Stage 2 - Process development for initial GMP manufacturing of Formulated Compound

(c)                                  Stage 3 - Delivery of GMP Formulated Compound for Phase 1 and Phase 2 clinical studies

The Work Plan for the First Selected Compound is attached as Exhibit 3.1.  The Work Plan may be otherwise updated by the Parties’ written agreement.

3.2                               Reimbursement to Liquidia.

(a)                                 For each Work Plan, G&W will reimburse Liquidia for the following to the extent consistent with the Work Plan and associated approved budget upon completion of agreed stages in the Work Plan or as otherwise set forth in such Work Plan: (a) any Third Party expenses or fees, (b) FTEs at the Annual FTE Rate; (c) LLDs at the applicable LLD Rate, and (d) batch costs for GXP production as updated and described in the Work Plan, in each case calculated in accordance with Liquidia’s standard accounting practices and similar arrangements with Third Parties.  Such reimbursement shall be in accordance with those amounts and timeframes set forth in the Work Plan.

(b)                                 Liquidia shall use Commercially Reasonable Efforts to ensure that the actual costs associated with the performance of activities allocated to it in the Work Plan for a Stage do not exceed [***] percent ([***]%) of the budgeted costs allocated for such Stage as set forth in the Work Plan and budget.  Costs for the performance of all activities described in the Work Plan for a Stage that exceed the estimated allocated costs therefor as set forth in the budget by up to [***] percent ([***]%) shall be referred to herein as the “Permitted Overage”, and such costs shall be reimbursable by G&W in accordance with this Section.  In the event that G&W has not pre-approved in writing a spend in excess of a Permitted Overage, then Liquidia

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall be solely responsible for the costs it incurs which are in excess of the budget (plus the Permitted Overage), and any such excess costs shall not be reimbursed by G&W hereunder.  For clarity, any costs incurred by Liquidia that are in excess of the budget for such costs as set forth in the Work Plan and budget (plus the Permitted Overage) shall be borne solely by Liquidia and shall not be subject to reimbursement.

(c)                                  With respect to Stage 1 of a Work Plan, G&W shall make partial payment for each instance of delivery of drug particles. For example, if four (4) particles are anticipated in the Work Plan, and two (2) particles are delivered with two (2) more to follow, then G&W will reimburse Liquidia upon delivery of the first two (2) particles for the work conducted to date on the first two (2) particles under the Work Plan.

3.3                                           Adjustments to Annual FTE Rate.  The Annual FTE Rate shall be adjusted annually commencing January 1, 2017 by a factor equal to the rate of change for the previous calendar year in the Producer Price Index for pharmaceutical preparation manufacturing (code #325412) as published by the Bureau of Labor Statistics of the U.S. Department of Labor.  Such adjusted rate shall be effective on the first day of each calendar year.

3.4                               Additional Supply.  Upon completion of the supply described in a Work Plan, or upon G&W’s earlier request, as applicable, the Parties shall negotiate in good faith the commercially reasonable terms of an agreement pursuant to which Liquidia would manufacture and supply the Formulated Compound that was the subject of such Work Plan in quantities sufficient to support the further development and commercialization of the Licensed Products containing such Formulated Compound (a “Supply Agreement”).  Each Supply Agreement will contain the following terms:

(a)                                 G&W would be responsible for supplying the Selected Compound to be used in producing the Formulated Compound;

(b)                                 Liquidia would produce and supply, or have produced and supplied, the Formulated Compound to G&W;

(c)                                  For non-commercial supply, G&W would reimburse Liquidia for (i) any Third Party expenses or fees, (ii) FTEs at the Annual FTE Rate; (iii) LLDs at the applicable LLD Rate  for the supply of Formulated Compound to G&W, (iv) batch costs for GXP production, and (v) other costs directly relating to non-commercial supply such as start up, scale up or capital expenditures, in each case calculated in accordance with Liquidia’s standard accounting practices and similar arrangements with Third Parties;

(d)                                 For commercial supply, G&W would reimburse Liquidia for the cost of goods (to be defined in such Supply Agreement) and other costs of supply for the supply of Formulated Compound to G&W plus [***] percent ([***]%).  For clarity, such [***] percent ([***]%) markup shall not apply to any allocated, start up, scale up, or capital expenditures; and

(e)                                  Commercially reasonable terms for addressing a failure to supply, including the right to make PRINT Material or Formulated Compound and have access to PRINT Tooling through a designated Third Party in the event of such defined supply failure.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.5                               Manufacturing Records.  Liquidia shall maintain complete, current and accurate records (in the form of technical notebooks and/or electronic files where appropriate) of all work and activities conducted by it in connection its activities under the Work Plan and all Information resulting from such work and activities.  Such records, including any electronic files where such Information may also be contained, shall fully and properly reflect all work done and results achieved in the performance of the Work Plan in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.  Upon request, G&W shall have the right to access and receive copies of all such Information, including any pre-clinical data. Upon reasonable prior notice and during business hours, G&W shall have the right to visit the facilities in which the Work Plan is performed.

ARTICLE 4
DEVELOPMENT

4.1                               General.  G&W shall have the sole right to develop Licensed Products in the Field in the Territory, including performing pre-clinical development, Clinical Trials, manufacturing of Licensed Products, and seeking Regulatory Approval for Licensed Products in the Territory, and shall be responsible for all costs and activities associated therewith.  Without limiting the foregoing and at a minimum, for each Selected Compound, G&W shall use Commercially Reasonable Efforts to develop and apply for Regulatory Approval for at least one Licensed Product containing such Selected Compound for use in the Field in at least (a) the United States within six (6) years from the Effective Date (with respect to the First Selected Compound) and within six (6) years of such Selected Compound becoming an Additional Selected Compound in accordance with Section 13.3 (for each Additional Selected Compound), and (b) in the Major EU Markets and other major commercial markets in the Territory following the first Regulatory Approval of a Licensed Product in the United States.

4.2                               Development Plan; Reporting.  G&W’s initial outline of its Development Plan for the Selected Compound and Licensed Products shall be provided to Liquidia within sixty (60) days after the Effective Date.  G&W shall provide Liquidia with an updated Development Plan within twelve (12) months through the JSC following the Effective Date, and shall update the Development Plan at least annually.  At each JSC meeting, G&W and Liquidia shall discuss G&W’s progress under the Development Plan in a sufficient level of detail to permit Liquidia to assess G&W’s compliance with its diligence obligations under Section 4.1.

4.3                               Development Records and Data.  G&W shall maintain complete and accurate records regarding the Development of Licensed Products in accordance with its practices for other products.  Liquidia shall have the right to access Liquidia Collaboration Know-How generated by G&W and such information shall be Liquidia’s Confidential Information.  Notwithstanding anything to the contrary herein, Liquidia shall have the right to use and disclose such Liquidia Collaboration Know-How as owner thereof, subject to the license granted to G&W hereunder.  In addition, the Parties will implement full information disclosure terms in the event the Parties are profit sharing with respect to any future Selected Compound.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 5
REGULATORY MATTERS

5.1                               Regulatory Filings and Approvals.

(a)                                 Regulatory Responsibilities.

(i)                                    G&W.  G&W shall have the sole right, at its sole cost, to prepare and file all Regulatory Materials for the Licensed Products in the Field in the Territory, shall be the holder of all such Regulatory Materials and shall be responsible for interactions with Regulatory Authorities concerning Licensed Products in the Field in the Territory.  All Licensed Product-related Regulatory Materials shall be solely owned by G&W.  G&W will promptly notify Liquidia regarding the material Licensed Product-related regulatory activities, including status of regulatory submissions and meetings with Regulatory Authorities that may materially impact the development of any Licensed Product or registration package for a particular Licensed Product, and review of outcomes of such meetings.  G&W shall provide Liquidia with copies of all material regulatory submissions reasonably in advance of filing such that Liquidia may review and offer comments to such submissions.  G&W will consider such comments in good faith.  G&W shall promptly provide Liquidia with copies of Regulatory Materials for the Licensed Products.

(ii)                                Liquidia.

(1)                                 Liquidia shall be responsible, at its sole cost, for regulatory matters for PRINT and PRINT Tooling (if applicable), and Liquidia will submit, own and maintain each drug master file that is specifically related to PRINT or PRINT Tooling, if applicable.

(2)                                 If Liquidia receives any written or oral communication from any Regulatory Authority relating to a Formulated Compound or Licensed Product in the Field in the Territory, Liquidia shall (A) refer such Regulatory Authority to G&W to the extent permitted by Applicable Laws, and (2) as soon as reasonably practicable (but in any event within two (2) Business Days), notify G&W and provide G&W with a copy of any written communication received by Liquidia or, if applicable, complete and accurate minutes of such oral communication.  At the reasonable request of G&W, Liquidia shall make available to G&W, at G&W’s expense and at the FTE Rate, a qualified representative who shall, together with the representatives of G&W, participate in and contribute to meetings with the Regulatory Authorities with respect to regulatory matters relating to the Licensed Technology as applied to the Licensed Products in the Field.

5.2                               Product Withdrawals and Recalls.  If any Regulatory Authority (a) threatens, initiates or advises any action to remove any Licensed Product from the market in the Territory or (b) requires or advises G&W or its Affiliates or Sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of such Licensed Product in the Territory, then G&W shall notify Liquidia of such event within two (2) Business Days (or sooner if required by Applicable Laws) after G&W becomes aware of the action, threat, advice or requirement (as applicable).  As between the Parties, G&W shall have sole responsibility and sole liability regarding any such action, threat, advice or requirement, including making a decision to recall or withdraw such

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licensed Product in the Territory and shall bear all the costs thereof, in each case, except as set forth in a Supply Agreement or to the extent arising from Liquidia’s breach of this Agreement.

5.3                               Adverse Events Reporting.  At least three (3) months prior to the expected Initiation of the first Clinical Trial for such Licensed Product, the Parties shall enter into a pharmacovigilance and adverse event reporting agreement setting forth the pharmacovigilance procedures for the Parties with respect to such Licensed Product, such as safety data sharing, adverse events reporting and prescription events monitoring, all of which activities will be at G&W’s expense.  Such procedures shall be in accordance with, and enable each Party to fulfill, local and national regulatory reporting obligations under Applicable Laws.

ARTICLE 6
COMMERCIALIZATION

6.1                               General.  G&W shall use Commercially Reasonable Efforts to commercialize Licensed Product in the Field in the United States and each other country within the Territory for which Regulatory Approval for a Licensed Product has been obtained, and shall be responsible for all costs and activities associated therewith.

6.2                               Commercialization Plan.  Prior to the Initiation of the first Phase 3 Clinical Trial or equivalent for a Licensed Product, G&W shall provide Liquidia through the JSC a “Commercialization Plan” for such Licensed Product in the Field in the Territory, which plan shall describe the projected commercialization activities for such Licensed Product during the following thirty-six (36) month period.  G&W shall update the Commercialization Plan annually.   At Liquidia’s request, the Parties shall meet to discuss the Commercialization Plan through the JSC.

6.3                               Sales and Distribution.  G&W shall be solely responsible for handling all returns, recalls, order processing, invoicing and collection, distribution, and receivables for Licensed Products in the Field in the Territory and shall book all sales of such Licensed Products.

6.4                               Exclusivity and Off-Label Sales.

(a)                                 G&W. G&W shall use Commercially Reasonable Efforts to prevent any Licensed Product that is being sold by it or its Affiliates or Sublicensees from being sold for use outside of the Field, including by not conducting any clinical development of any Licensed Product for intended use outside of the Field, or actively promoting any Licensed Product for use outside of the Field.

(b)                                 Liquidia.

(i)                                    Liquidia shall not, and shall cause its Affiliates not to (A) directly or indirectly, promote, sell or otherwise commercialize or, except as expressly authorized in this agreement for the benefit of G&W, develop or manufacture, any Selected Compound for any use in the Field, or (B) license, authorize, appoint, or otherwise knowingly enable any Third Party to do so in the Field.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)                                Liquidia shall use Commercially Reasonable Efforts to prevent any product containing a Selected Compound that is being sold by it or its Affiliates or Sublicensees outside the Field from being sold for use in the Field, including by not conducting any clinical development of any such product for use in the Field, or actively promoting any such product for use in the Field.

ARTICLE 7
LICENSES

7.1                               License to G&W.  Subject to the terms and conditions of this Agreement, Liquidia hereby grants to G&W:

(a)                                 an exclusive (even as to Liquidia and its Affiliates, except as expressly set forth in Section 7.7(a)), sublicenseable (solely as permitted in accordance with Section 7.3(a)) royalty-bearing license, under the Licensed Technology, to research Formulated Compounds and Licensed Products in the Field in the Territory, and to develop, make, have made, use, sell, offer for sale, import and export Licensed Products in the Field in the Territory.  For clarity, the foregoing rights to make and have made shall expressly exclude any right or license to make or have made PRINT Material or access any PRINT Tooling for any purpose.

(b)                                 an exclusive (even as to Liquidia and its Affiliates, except as expressly set forth in Section 7.7(a)), sublicenseable (solely as permitted in accordance with Section 7.3(a)) license and right of reference, under any Regulatory Approvals and any other Regulatory Materials that Liquidia or its Affiliates may Control with respect to the Formulated Compound or Licensed Products as necessary to research, develop, make, have made, use, sell, offer for sale, import and export Formulated Compound and Licensed Product in the Field in the Territory.

(c)                                  a non-exclusive, sublicenseable (solely as permitted in accordance with Section 7.3(a)) license under Acquired IP arising from an Acquisition, to research Formulated Compounds in the Field in the Territory,  and to develop, make, have made, use, sell, offer for sale, import and export Licensed Products in the Field in the Territory.

(d)                                 a non-exclusive, paid up, royalty-free, worldwide, perpetual, irrevocable, sublicenseable (solely with intellectual property licensed by G&W) under Liquidia Collaboration Patents and Liquidia Collaboration Know How (excluding PRINT and PRINT Tooling) to the extent necessary or reasonably useful to develop and commercialize Generic Compounds (other than Selected Compounds) in the Field.

7.2                               Non-Exclusive License to Liquidia under G&W Technology.  Subject to the terms and conditions of this Agreement, G&W hereby grants Liquidia a non-exclusive, non-sublicenseable (except as permitted in accordance with Section 7.3(b)), royalty-free, fully-paid license, under the G&W Technology during the Term, solely to the extent necessary or reasonably useful to conduct any and all obligations of Liquidia under this Agreement and the Supply Agreements.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.3                               Sublicensing.

(a)                                 Sublicensing by G&W.  The rights granted by Liquidia to G&W under Section 7.1 may be sublicensed by G&W (i) to a Third Party(ies); and (ii) subject to Section 16.6, to a G&W Affiliate.  In addition, G&W may grant a sublicense of the rights granted by Liquidia under Section 7.1 to a subcontractor or consultant to perform G&W’s assigned responsibilities under this Agreement, the Development Plan and/or Commercialization Plan, and (y) to conduct any of G&W’s obligations and activities with respect to Licensed Products, provided that such sublicensee agrees to be bound by all material aspects of this Agreement, including all aspects related to the sublicensed intellectual property, and G&W remains responsible for the work allocated to, and payment to, such subcontractors and consultants to the same extent it would if it were doing such work itself.  All sublicenses granted by G&W under this Agreement must be consistent with all applicable terms and conditions of this Agreement, provided that, notwithstanding the foregoing, G&W may only sublicense rights under the UNC Agreement that are consistent with the requirements in the UNC Agreement and after UNC’s exercise of its right to review each such proposed sublicense.  G&W will remain directly responsible to Liquidia for its Sublicensees’ compliance with this Agreement.  G&W shall provide Liquidia with a copy of each sublicense agreement within fourteen (14) days after its execution; provided that the terms of any such agreement may be redacted to the extent not pertinent to this Agreement.

(b)                                 Sublicensing by Liquidia.  The license granted by G&W to Liquidia under Section 7.2 may be sublicensed by Liquidia to a subcontractor to perform Liquidia’s assigned responsibilities under this Agreement or a Supply Agreement (as applicable) or otherwise in furtherance of the exercise of its rights under this Agreement, provided that Liquidia remains responsible for the work allocated to, and payment to, such subcontractors and consultants to the same extent it would if it were doing such work itself and such subcontractor agrees in writing to abide by the applicable terms and conditions of this Agreement.

7.4                               UNC License Agreement.  G&W acknowledges and agrees that Liquidia obtained certain rights to certain Licensed Know-How and Licensed Patents through that Amended and Restated License Agreement between Liquidia and the University of North Carolina, dated December 15, 2008, as amended (“UNC Agreement”).  G&W also acknowledges and agrees that it has received an unredacted copy of the UNC Agreement. G&W further acknowledges and agrees that G&W’s rights to the certain Licensed Know-How and Licensed Patents sublicensed through that UNC Agreement are subject to the UNC Agreement and all G&W sublicensees of such Licensed Know-How and Licensed Patents will be bound by all obligations imposed on Liquidia’s sublicensees under the UNC Agreement, including Sections 6.3 and 6.5 of the UNC Agreement.

7.5                               Negative Covenant.  Each Party covenants that it and its Affiliates will not, and will not assist or enable any Third Party to, use or practice any of the other Party’s intellectual property rights licensed to it under this ARTICLE 7 except as expressly licensed hereunder.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.6                               No Implied Licenses.  Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license, express or implied, under its intellectual property rights.

7.7                               Retained Rights.

(a)                                 Notwithstanding the exclusive license granted by Liquidia to G&W under Section 7.1, Liquidia retains the right under Licensed Technology to fulfill its obligations under this Agreement and the Supply Agreements, including the conduct of the activities undertaken by Liquidia under the Work Plan; and

(b)                                 Liquidia retains the exclusive right under Licensed Technology to discover, research and develop and commercialize, itself or with any Third Party, any compounds or products, including those in combination with PRINT Materials or using PRINT Platform Technology, outside the Field.

ARTICLE 8
FINANCIALS

8.1                               Upfront and Option Exercise Fees.

(a)                                 No later than ten (10) days after the Effective Date, G&W shall pay to Liquidia a nonrefundable, non-creditable upfront fee of [***] Dollars ($[***]) as consideration for the exclusive rights granted by Liquidia to G&W in the Field in the Territory with respect to the First Selected Compound.

(b)                                 No later than ten (10) days after the date that each Option Compound becomes an Additional Selected Compound in accordance with Section 13.3, G&W shall pay to Liquidia a nonrefundable, non-creditable option exercise fee of [***] Dollars ($[***]) as consideration for the exclusive rights granted by Liquidia to G&W in the Field in the Territory with respect to such Additional Selected Compound.

8.2                               Milestone Payments.

(a)                                 Events.  Subject to the remainder of this Section 8.2, G&W shall make milestone payments to Liquidia upon the first achievement by G&W, its Affiliate or a Sublicensee of the milestone events set forth in the table below for (i) a Licensed Product containing First Selected Compound and (ii) with respect to each Additional Selected Compound, for a Licensed Product containing such Additional Selected Compound.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Milestone Event	Milestone Payment
1) Initiation of the first Phase 1 Clinical Trial for a Licensed Product	[***]Dollars ($[***])
2) Initiation of the first Phase 3 Clinical Trial for a Licensed Product	[***] Dollars ($[***])
3) First Regulatory Approval for a Licensed Product	[***] Dollars ($[***])
4) First Time Cumulative World-Wide Net Sales of all Licensed Products reaches [***] Dollars ($[***])	[***] Dollars ($[***])
5) First Time Cumulative World-Wide Net Sales of all Licensed Products reaches [***] Dollars ($100,000,000)	[***] Dollars ($[***])

For each Selected Compound:  Each milestone payment above shall be made only once, irrespective of how many Licensed Products containing such Selected Compound achieve such milestone.  If a particular milestone event is achieved by G&W, its Affiliate or Sublicensee with respect to a Licensed Product containing a particular Selected Compound, then all prior milestone events for Licensed Products containing such Selected Compound shall be deemed achieved upon achievement of that particular milestone event.  Milestones (1)-(3) shall be deemed achieved with respect to a particular Licensed Product upon the First Commercial Sale of the Licensed Product.  The maximum aggregate amount payable by G&W pursuant to this Section 8.2 per Selected Compound is [***] Dollars ($[***]).

(b)                                 Notice; Payment.  G&W shall notify and pay to Liquidia the amounts set forth in this Section 8.2 within thirty (30) days after the achievement of the applicable milestone event by G&W, its Affiliate or a Sublicensee.

8.3                               Royalties.

(a)                                 Royalty Rate.  Subject to the other terms of this Section 8.3 and subject to Section 13.4, during the Royalty Term, G&W shall pay a [***] percent ([***]%) royalty on Net Sales of Licensed Products.

(b)                                 Reductions.

(i)                                    Know-How Only License.  If there is no Valid Claim within the Licensed Patents that covers the manufacture, use, sale or import of a Licensed Product in a country at the time of sale of such Licensed Product in such country, then the royalty rate applicable to such sale of such Licensed Product shall be reduced by [***] percent ([***]%).

(ii)                                Third Party License Fees.  If G&W  enters into a Third Party License  as necessary to make, use, offer to sell, sell or import a Formulated Compound in any country in the Territory, G&W may deduct from any royalties payable to Liquidia under subsection (a) above for the Licensed Product containing such Formulated Compound in such country up to [***] percent ([***]%) of all amounts actually paid by G&W under such Third

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party License for such Formulated Compound in such country; provided, however, that in no event shall such deductions exceed [***] percent ([***]%) of the royalties otherwise due to Liquidia on the sales of such Licensed Product in such country in the calendar year in which such deduction is applied.

(iii)                            Compulsory License.  If Liquidia or G&W receives a request for a Compulsory License for a Licensed Product anywhere in the world, it shall promptly notify the other Party.  If any Third Party obtains a Compulsory License to a Licensed Product in any country, then Liquidia or G&W (whoever has first notice) shall promptly notify the other Party. Thereafter, as of the date the Third Party obtained such Compulsory License in such country (which Third Party shall be deemed to be a Sublicensee for purposes of the definition of “Net Sales”), the royalty rate payable under subsection (a) above for such Licensed Product for Net Sales in such country shall be adjusted to equal any lower royalty rate granted to such Third Party for such country with respect to the sales of such Licensed Product therein.

(iv)                             Royalty Floor.  Except in the case of a Compulsory License, in no event will the royalty rate payable to Liquidia on the sale of any Licensed Product be reduced below [***] percent ([***]%) by Sections 8.3(b)(i) or 8.3(b)(ii).

(c)                                  Timing of Payments; Reports.   Commencing with the calendar quarter during which the First Commercial Sale of the first Licensed Product is made anywhere in the Territory, and for each calendar quarter thereafter during the Term during which royalties are due hereunder, G&W shall provide Liquidia with a report that contains the following information for the applicable calendar quarter, on a Licensed Product-by-Licensed Product and country-by-country basis: (i) the amount of gross sales and gross units sold of the Licensed  Products, (ii) an itemized calculation of Net Sales and net units sold showing deductions provided for in the definition of “Net Sales”, (iii) a calculation of the royalty payment due on such sales, including any royalty reduction made in accordance with Section 8.3(b), (iv) the exchange rate for such country, and (v) any further information required by the UNC Agreement.  The form of payment report is attached as Exhibit 8.3(c).  G&W shall provide such report to Liquidia within twenty-five (25) days after the end of each calendar quarter, provided that with respect to each fourth calendar quarter (i.e., the quarter ending December 31).  G&W shall pay Liquidia the royalty payments for such calendar quarter contemporaneously with the provision of such report for such quarter.  Additionally, within twenty five (25) days of each month end (excluding month ends that are also quarter ends), G&W shall provide Liquidia with an estimate of Net Sales and gross sales of Licensed Products in the prior month; such estimates are solely for Liquidia’s internal accounting purposes and are not binding for any purpose under this Agreement.

(d)                                 Exchange Rate.  When conversion of payments from any foreign currency is required, such conversion shall be calculated using an exchange rate equal to the rate of exchange published in the Wall Street Journal, Eastern Edition on the last business day of the applicable calendar quarter for which payment is due.

(e)                                  Blocked Currency.  In each country where the local currency is blocked and cannot be removed from the country, royalties accrued on Net Sales in that country shall be paid to Liquidia in the equivalent amount in U.S. Dollars. Notwithstanding the foregoing, solely

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with respect to sales of Licensed Products by a Compulsory Licensee in the country in which the applicable Compulsory License was granted, if G&W does not have business operations in such country, then G&W may, at G&W’s discretion and with written notice to Liquidia, pay such royalties by depositing the amount thereof in local currency to an account in the name of Liquidia in a bank or other depository selected by Liquidia in such country.

(f)                                   Barred Royalties.  If the royalties payable pursuant to this Section 8.3 are higher than the maximum royalties permitted by the Applicable Laws of a given country for any calendar quarter, the royalties payable for such country with respect to such quarter shall be equal to the maximum amount permitted under such Applicable Laws, and to the extent permitted by Applicable Law, G&W shall carry forward any unpaid amounts of royalties for such country that were payable pursuant to Section 8.3 and are higher than the maximum royalties into future payment periods until such time as all such royalties have been paid.

8.4                               Taxes.

(a)                                 Taxes on Income.  Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the collaborative efforts of the Parties under this Agreement.

(b)                                 Tax Cooperation.  The Parties agree to cooperate with one another and use reasonable efforts in accordance with applicable law to reduce value added tax or similar payments (“VAT”), tax withholding and similar obligations on royalties, milestone payments, and other payments made under this Agreement.

(c)                                  Withholding Taxes.  To the extent a Party is required to deduct and withhold Taxes from any payment to the other Party, the payor Party shall pay the amounts of such Taxes to the proper Governmental Authority in a timely manner and promptly transmit to the payee Party an official Tax receipt or other evidence of timely payment sufficient to enable the payee Party to claim the payment of such Taxes as a deduction or Tax credit.  The payee Party shall provide the payor Party any Tax forms that may be reasonably necessary in order for the payor Party to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income tax treaty and the payor Party shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that the payor Party has received evidence, in a form satisfactory to the payor Party, of the payee Party’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time the applicable payment is due.  Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding Taxes, value added Taxes, and similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding Tax or value added Tax.

8.5                               Late Payments.  Any amount required to be paid by a Party hereunder which is not paid on the date due but is paid on a date that is thirty (30) days or more past such date shall bear interest at a rate equal to the U.S. Prime Rate effective for the date payment was due, as

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reported by The Wall Street Journal, plus one percent (1%).   Such interest shall be computed on the basis of a year of 360 days for the actual number of days payment is delinquent.

8.6                               Financial Records; Audits.  Each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of achievement of milestones, royalties and other amounts to be shared or paid hereunder.  Upon reasonable prior notice, such records shall be open during regular business hours for a period of three (3) years from the date of rendering of the report to which the audit relates for examination at the auditing Party’s expense, and not more often than once each calendar year, by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the auditing Party the accuracy of the financial reports furnished by the audited Party pursuant to this Agreement or of any payments made, or required to be made, by or to the audited Party to the other pursuant to this Agreement.  The audited Party may require such accountant to enter into a reasonably acceptable confidentiality agreement and any such auditor shall not disclose the audited Party’s Confidential Information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the audited Party or the amount of payments due by the audited Party under this Agreement.  Any amounts shown to be owed but unpaid, or overpaid and in need of reimbursement, shall be paid or refunded (as the case may be) within thirty (30) days after the accountant’s report, plus interest (as set forth in Section 8.5) from the original due date.  The auditing Party shall bear the full cost of such audit unless such audit reveals an overpayment to, or an underpayment by, the audited Party that resulted from a discrepancy in a report that the audited Party provided to the other Party during the applicable audit period, which underpayment or overpayment was more than five percent (5%) of the amount set forth in such report, in which case the audited Party shall bear the full cost of such audit.  If the audited Party challenges the auditing results in good faith, the audited party shall have the right to select another independent certified public accountant to conduct another audit of its financial records.  If the results of the two accountants are inconsistent, then the dispute shall be resolved in accordance with ARTICLE 15.

8.7                               Manner and Place of Payment.  Subject to Section 8.3(e), all payments owed under this Agreement shall be made by wire transfer in immediately available funds in U.S. Dollars to a bank and account designated in writing by Liquidia.

ARTICLE 9
INTELLECTUAL PROPERTY

9.1                               Ownership.

(a)                                 Liquidia.  As between the Parties, Liquidia shall own all right, title and interest in and to Licensed Technology, the PRINT Material and the PRINT Tooling; and

(b)                                 G&W.  As between the Parties, G&W shall own all right, title and interest in and to the G&W Background IP.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)                                  Collaboration IP.  Regardless of inventorship or authorship, as between the Parties, the ownership of all Collaboration Know-How and Collaboration Patents shall be as follows:

(i)                                    By Liquidia.  Liquidia shall solely own all Liquidia Collaboration Know-How and Liquidia Collaboration Patents.  G&W hereby transfers and assigns to Liquidia, without additional consideration, all of G&W’s right, title and interest in and to all Liquidia Collaboration Know-How and Liquidia Collaboration Patents, which transfer and assignment Liquidia hereby accepts.  G&W shall execute and deliver to Liquidia a deed(s) of such assignment, in a mutually agreeable form, and will take whatever actions are reasonably necessary, including the appointment of Liquidia as its attorney in fact solely to make such assignment, to effect such assignment.

(ii)                                By G&W.  G&W shall solely own all G&W Collaboration Know-How and G&W Collaboration Patents.   Liquidia hereby transfers and assigns to G&W, without additional consideration, all of Liquidia’s right, title and interest in and to all G&W Collaboration Know-How and G&W Collaboration Patents, which transfer and assignment G&W hereby accepts.  Liquidia shall execute and deliver to G&W a deed(s) of such assignment, in a mutually agreeable form, and will take whatever actions are reasonably necessary, including the appointment of G&W as its attorney in fact solely to make such assignment, to effect such assignment.

(iii)                            Joint Ownership.  All Joint Collaboration Know-How and Joint Collaboration Patents shall be jointly owned by the Parties.  To the extent any Joint Collaboration Know-How or Joint Collaboration Patent is made solely by or on behalf of a Party (or its Affiliates, sublicensees or subcontractors), such Party hereby transfers and assigns to the other Party, without additional consideration, one undivided half of such Party’s interest in such Joint Collaboration Know-How or Joint Collaboration Patent, which transfer and assignment the other Party hereby accepts.  Each Party shall execute and deliver to the other Party a deed(s) of such assignment, in a mutually agreeable form, and will take whatever actions are reasonably necessary (including the appointment of the other Party as its attorney in fact solely to make such assignment) to effect such assignment.  Subject to the terms of this Agreement, each Party shall be entitled to practice and exploit the Joint Collaboration Know-How and Joint Collaboration Patents without the duty of accounting or seeking consent from the other Party.

9.2                               Use and Disclosure of Joint Collaboration Know-How.

(a)                                 Subject to each Party’s exclusivity obligations hereunder, each Party shall have the right to use Joint Collaboration Know-How in any manner consistent with such Party’s ownership interest in the Joint Collaboration Know-How, and to disclose Joint Collaboration Know-How to Third Parties at any time (provided that any Third Party receiving Joint Collaboration Know-How shall be bound by obligations of confidentiality and non-use similar to those contained herein).

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)                                 Each Party shall have the right to use any Joint Collaboration Know-How in support of the prosecution and maintenance of its G&W Background IP or its Licensed Technology (as applicable).

(c)                                  Notwithstanding anything in this Agreement to the contrary, G&W shall not, directly or through a Third Party or an Affiliate use any Joint Collaboration Know-How or Joint Collaboration Patent outside of the Field.

9.3                               Disclosure of Collaboration Know-How.  Each Party shall promptly disclose to the other Party all inventions and discoveries within the Collaboration Know-How, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’ or sublicensees’, employees, agents or independent contractors describing such inventions and discoveries.  Each Party shall also respond promptly to reasonable requests from the other Party for additional Information relating to such inventions and discoveries.  Notwithstanding the foregoing, Liquidia shall not be required to disclose to G&W any Liquidia Collaboration Know-How (or other Information) directly relating to PRINT Tooling.

9.4                               Prosecution of Patents.

(a)                                 Licensed Patents.

(i)                                    Liquidia shall have the sole right to prepare, file, prosecute and maintain all Licensed Patents at its sole cost and expense.

(ii)                                As between the Parties, Liquidia shall have the sole right and authority to pursue and conduct any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings, and to maintain, the Licensed Patents.

(b)                                 G&W Patents.

(i)                                    G&W shall have the sole right to prepare, file, prosecute and maintain all Patents covering G&W Background IP and G&W Collaboration Patents at its sole cost and expense.

(ii)                                As between the Parties, G&W shall have the sole right and authority to pursue and conduct any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings, and to maintain, the Patents covering G&W Background IP and G&W Collaboration Patents.

(c)                                  Joint Collaboration Patents.

(i)                                    G&W shall have the first right to prepare, file, prosecute and maintain the Joint Collaboration Patents, at G&W’s cost and expense.  G&W shall provide Liquidia, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Joint Collaboration Patents at least thirty (30) days in advance of intended submission, or as soon as possible if G&W has less than thirty (30) days to make such submission, and shall provide Liquidia with copies of material filings with and

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

communication from patent authorities with respect to Joint Collaboration Patents.  Liquidia shall provide comments in due time before the submission date (taking into account the time difference between time zones).  G&W shall respond to all reasonable requests of Liquidia for additional Information with respect to all such prosecution and maintenance efforts.  G&W shall reasonably consider incorporating Liquidia’s comments thereto.

(ii)                                If G&W decides to cease the prosecution or maintenance of any Joint Collaboration Patent, it shall notify Liquidia in writing sufficiently in advance so that Liquidia may, at its discretion, assume the responsibility for the prosecution or maintenance of such Joint Collaboration Patent, at Liquidia’s cost and expense.  Liquidia shall notify G&W of its decision to assume the responsibility of such prosecution and/or maintenance within thirty (30) days of G&W’s notice to cease such activities, in which event G&W shall transfer all prosecution and maintenance files (including all correspondence with any patent office) for such Joint Collaboration Patent to Liquidia’s designated patent counsel.  If, within such time, G&W has not received notice of Liquidia’s decision to assume prosecution and maintenance, G&W shall be free to cease such prosecution and maintenance.

(d)                                 Cooperation.  Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent preparation, filing, prosecution and maintenance efforts provided above in this Section 9.4, including reasonable efforts to separate and coordinate Patent filings to satisfy each Party’s ownership of Patents as described herein and to maximize Patent protection.  In addition, each Party will provide any necessary powers of attorney and will execute any other required documents or instruments for such preparation, filing, prosecution and maintenance efforts.

9.5                               Infringement of Patents by Third Parties.

(a)                                 Notification.  If there is any infringement, threatened infringement, or alleged infringement of the Joint Collaboration Patents on account of a Third Party’s manufacture, use, offer for sale, or sale of a Licensed Product in the Field or the Licensed Patents covering such Licensed Product in the Field (in each case, a “Product Infringement”), then each Party shall promptly notify the other Party in writing of any such Product Infringement of which it becomes aware, and shall provide evidence in such Party’s possession demonstrating such Product Infringement.

(b)                                 Enforcement Rights.

(i)                                    G&W shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity allegedly engaged in any Product Infringement in the Territory (and to defend any related counterclaim).  G&W shall have a period of one hundred eighty (180) days (or such short time period as not to prejudice such enforcement action) after its receipt or delivery of notice and evidence pursuant to Section 9.5(a), to elect to so enforce such Joint Collaboration Patents in the Territory (or to settle or otherwise secure the abatement of such Product Infringement).  In the event G&W does not so elect (or settle or otherwise secure the abatement of such Product Infringement), it shall so notify Liquidia

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in writing, and Liquidia shall have the right to commence a suit or take action to enforce such Product Infringement.

(ii)                                Liquidia shall have the sole right, but not the obligation, to bring an appropriate suit or other action against any person or entity for any infringement, threatened infringement, or alleged infringement of any Licensed Patent on account of a Third Party’s manufacture, use, offer for sale, or sale of a Licensed Product in the Field (and to defend any related counterclaim).  Liquidia shall reasonably consider the interests of G&W and Liquidia’s other licensees of such Licensed Patent in potentially bringing such a suit or action.  Should Liquidia decline to enforce a Licensed Patent, for purposes of determining royalties due to Liquidia hereunder, the definition of Valid Claim and the corresponding definition of Royalty Term shall exclude such Licensed Patent and no royalties shall be due to Liquidia under this Agreement  in connection with such Licensed Patent.

(c)                                  Collaboration.  Each Party shall provide to the Party enforcing any such rights under this Section 9.5 reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.  The non-enforcing Party shall have the right to join such enforcement action and be represented in such action by counsel of its own choice and at its own cost and expense.

(d)                                 Settlement.  Without the prior written consent of the other Party, neither Party shall settle any claim, suit or action that it brought under this Section 9.5 that admits the invalidity or unenforceability of any claim in a Joint Collaboration Patent, requires abandonment or limits the scope of any such Joint Collaboration Patent, or would limit or restrict the ability of either Party to sell products containing a Formulated Compound anywhere in the Territory.

(e)                                  Expenses and Recoveries.  A Party bringing a claim, suit or action under Section 9.5(b) against any person or entity engaged in Product Infringement shall be solely responsible for any costs and expenses incurred by such Party as a result of such claim, suit or action.  If such Party recovers monetary damages from such Third Party in such suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such enforcement action (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amount shall be retained by the enforcing Party, provided that if the enforcing Party is G&W, then such remaining amount shall be treated as Net Sales subject to royalties under Section 8.3.

9.6                               Patents Licensed from Third Parties.  Each Party’s rights under this ARTICLE 9 with respect to any Licensed Patent and G&W Patent licensed to the other Party by a Third Party, including under any Third Party Licenses, shall be subject to the rights of such Third Party to file, prosecute, maintain, extend, enforce and/or defend such patents.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.7                               Defense of Collaboration Patents.

(a)                                 If any Party receives notice by counterclaim, declaratory judgment action or otherwise, alleging the invalidity or unenforceability of any Joint Collaboration Patent, it shall promptly notify the other Party, including all relevant information related to such claim.  Where such allegation is made in an opposition, reexamination, interference or other patent office proceeding, the provisions of Sections 9.4(c) and 9.4(d) shall apply.  Where such allegation is made in a counterclaim to a suit or other action brought under Section 9.5, the provisions of Section 9.5 shall apply.  Where such allegation is made in a declaratory judgment or other court action, (i) the Party who prosecuted such Joint Collaboration Patent pursuant to Section 9.4 shall have the first right to defend such action at its own expense, provided that if a Party pursuant to Section 9.5 elects to bring an infringement counterclaim, the provisions of Section 9.5 shall thereafter apply; and (ii) G&W shall have the sole right, but no obligation, to defend such Joint Collaboration Patent.  If the Party with the first right to defend such Joint Collaboration Patent elects not to defend such action, it shall so notify the other Party in writing, and the other Party shall have the right to defend such action, at the other Party’s expense.  For any such defense action involving a Joint Collaboration Patent, the non-defending Party shall provide to the defending Party all reasonable assistance in such defense, at the defending Party’s request and expense.  The defending Party shall keep the other Party regularly informed of the status and progress of such efforts, and shall reasonably consider the other Party’s comments on any such efforts.

(b)                                 Without the prior written consent of the other Party, neither Party shall enter into any settlement of any claim, suit or action that it defended under this Section 9.7 that admits the invalidity or unenforceability of any Joint Collaboration Patent, requires abandonment or limits the scope of any such Joint Collaboration Patent or would limit or restrict the ability of either Party to sell products containing a Formulated Compound anywhere in the Territory.

9.8                               Defense of Infringement Actions.  During the Term, each Party shall bring to the attention of the other Party all information regarding potential infringement or any claim of infringement of Third Party intellectual property rights in connection with the development, manufacture, production, use, importation, offer for sale, or sale of Licensed Products in the Territory.  The Parties shall discuss such information and decide how to handle such matter.  Each Party shall be solely responsible for defending any claim, suit or action brought against it alleging infringement of Third Party intellectual property rights in connection with its activities under this Agreement.  This Section 9.8 shall not be interpreted as placing on either Party a duty of inquiry regarding Third Party intellectual property rights.

9.9                               Patent Marking.  G&W shall, and shall require its Affiliates and Sublicensees to, mark Licensed Products sold by it hereunder (in a reasonable manner consistent with industry custom and practice) with appropriate patent numbers or indicia to the extent permitted by Applicable Laws in those countries in which such markings or such notices impact recoveries of damages or equitable remedies available with respect to infringements of patents.

9.10                        Personnel Obligations.  Prior to beginning work under this Agreement relating to any research, manufacture, development or commercialization of a Licensed Product, each employee, agent or independent contractor of G&W or Liquidia or of either Party’s respective Affiliates shall be bound by non-disclosure and invention assignment obligations that are

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

consistent with the obligations of G&W or Liquidia, as appropriate, in this ARTICLE 9, including: (a) promptly reporting any invention, discovery, process or other intellectual property right; (b) assigning to G&W or Liquidia, as appropriate, all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property right; (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application; (d) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement; and (e) abiding by the obligations of confidentiality and non-use set forth in ARTICLE 12.  It is understood and agreed that such non-disclosure and invention assignment agreement need not reference or be specific to this Agreement.

9.11                        CREATE Act. It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in 35 U.S.C. §102(c) as amended by the Cooperative Research and Technology Enhancement (CREATE) Act, including the provisions of 35 U.S.C. §102(b)(2)(c), and the Parties agree to cooperate and to take reasonable actions to maximize the protections available for the Licensed Technology under such safe harbor provisions.

9.12                        Patent Term Listings.  G&W shall have the right with respect to (a) G&W Background IP, (b) G&W Collaboration Patents, (c) Joint Collaboration Patents, (d) Liquidia Collaboration Patents related to PRINT, PRINT Material, or PRINT Improvements that only cover the Selected Compound and (e) with Liquidia’s consent, not to be unreasonably withheld, other Licensed Patents  to make all filings with Regulatory Authorities in the Territory for Licensed Products with respect to Patents as required or allowed (a) in the United States, in the FDA’s Orange Book and (b) outside the United States, under similar Applicable Laws.  In connection with such filings, Liquidia shall (i) provide to G&W all Information, including a correct and complete list of Licensed Patents covering any Licensed Product or otherwise necessary or reasonably useful to enable G&W to make such filings with Regulatory Authorities in the Territory with respect to such Patents, and (ii) cooperate with G&W’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case ((i) and (ii)), to the extent required or permitted by Applicable Law.

9.13                        Trademarks, Corporate Logos and other Intellectual Property Rights.  G&W shall have the sole authority to select trademarks for Licensed Products in the Field and shall own all such trademarks.  Neither Party shall, without the other Party’s prior written consent, use any trademarks or house marks of the other Party (including the other Party’s corporate name), or marks confusingly similar thereto, in connection with such Party’s marketing or promotion of Licensed Products under this Agreement, except as may be expressly authorized under this Agreement or by written mutual agreement of the Parties, and except to the extent required to comply with Applicable Laws.  Without limiting the generality of the foregoing, G&W shall not use any trademarks owned by Liquidia or its Affiliates relating to the PRINT Platform Technology, PRINT Material, or PRINT Tooling.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES; COVENANTS

10.1                        Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party that as of the Effective Date:

(a)                                 It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized or incorporated.

(b)                                 (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c)                                  It is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement.

(d)                                 No consent by any Third Party or governmental authority is required with respect to the execution and delivery of this Agreement by such Party or the consummation by such Party of the transactions contemplated hereby.

10.2                        Representations and Warranties by Liquidia.  Liquidia hereby represents and warrants to G&W as of the Effective Date:

(a)                                 it has the right under the Licensed Technology to grant the licenses to G&W as purported to be granted pursuant to this Agreement and it has not granted any right or license under the Licensed Technology to any Third Party that is in conflict with the licenses and rights granted to G&W under this Agreement;

(b)                                 it has not received any written notice from any Third Party asserting or alleging that the development of a product in the Field using the Licensed Technology prior to the Effective Date has infringed or misappropriated the intellectual property rights of such Third Party;

(c)                                  there is no pending, and to Liquidia’s knowledge, no threatened, adverse actions, suits or proceedings against Liquidia involving the Licensed Technology;

(d)                                 the Licensed Patents are not the subject of any litigation procedure, discovery process, interference, reissue, reexamination, opposition, appeal proceedings or any other legal or patent office dispute;

(e)                                  the Licensed Patents listed on Exhibit 1.51 constitute all Patents Controlled by Liquidia and its Affiliates that are, to Liquidia’s knowledge, directly related to, or are necessary or useful for, the research, development, manufacture, use, sale or commercialization of Formulated Compound  and Licensed Product;

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)                                   in the event G&W obtains supply of Formulated Compound under this Agreement or the Supply Agreement, no license grant to G&W under the Print Tooling or to make or have made PRINT Material is necessary in order for G&W to exercise its rights under this Agreement;

(g)                                 to Liquidia’s knowledge, the performance of the Work Plan as attached hereto does not infringe any intellectual property rights of any Third Party;

(h)                                 all employees, agents or independent contractors of Liquidia who have performed any activities on its behalf in connection with research regarding Licensed Technology have assigned to Liquidia the whole of their rights in any intellectual property made, discovered or developed by them as a result of such research;

(i)                                    Liquidia has all right, title and interest in and to the Licensed Technology necessary to grant the licenses to G&W pursuant to Section 7.1; and

(j)                                    Liquidia (and its Affiliates) has not employed or otherwise used in any capacity the services of any person or entity debarred under United States law, including under Section 21 USC 335a or any foreign equivalent thereof, with respect to the Licensed Technology.

10.3                        Representations and Warranties by G&W.  G&W hereby represents and warrants to Liquidia as of the Effective Date:

(a)                                 it has the right under the G&W Technology to grant the licenses to Liquidia as purported to be granted pursuant to this Agreement and it has not granted any right or license under the G&W Technology to any Third Party that is in conflict with the licenses and rights granted to Liquidia under this Agreement;

(b)                                 it has not received any written notice from any Third Party asserting or alleging that the development of a product in the Field using the G&W Technology prior to the Effective Date has infringed or misappropriated the intellectual property rights of such Third Party; and

(c)                                  there is no pending, and to G&W’s knowledge, no threatened, adverse actions, suits or proceedings against G&W involving the G&W Technology.

10.4                        Covenant by Liquidia.  Liquidia covenants and agrees that, as of the Effective Date and until the expiration of the Term:

(a)                                 It will not grant any right or license under the Licensed Technology to any Third Party that is in conflict with the licenses and rights granted to G&W under this Agreement;

(b)                                 It shall carry out the development of the Formulated Compounds and its other obligations or activities hereunder in accordance with GCPs, GLPs and GMPs and all other Applicable Laws and Regulatory Approvals; and

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)                                  In the course of the development of the Formulated Compounds, Liquidia will not knowingly use any employee, agent or independent contractor who has ever been debarred by any Regulatory Authority or is the subject of a debarment proceedings by any Regulatory Authority or has been convicted of a crime for which an entity or person could be debarred.  Liquidia shall notify G&W promptly upon becoming aware that any of its employees, agents or independent contractors has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

10.5                        Covenants by G&W.  G&W hereby covenants and agrees that, as of the Effective Date and until the expiration of the Term:

(a)                                 It shall carry out the development and commercialization, of the Licensed Products and its other obligations or activities hereunder in accordance with GCPs, GLPs and GMPs and all other Applicable Laws and Regulatory Approvals; and

(b)                                 In the course of the development and commercialization of the Licensed Products, G&W will not knowingly use any employee, agent or independent contractor who has ever been debarred by any Regulatory Authority or, to G&W’s knowledge, is the subject of a debarment proceedings by any Regulatory Authority or has been convicted of a crime for which an entity or person could be debarred. G&W shall notify Liquidia promptly upon becoming aware that any of its employees, agents or independent contractors has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

10.6                        Disclaimer.  Each Party understands that the Selected Compounds, Formulated Compounds and Licensed Products are or will be the subject of ongoing research and development and that the other Party cannot assure the safety or usefulness of any Selected Compound, Formulated Compound or Licensed Product.  In addition, Liquidia makes no warranties except as set forth in this ARTICLE 10 concerning the Licensed Technology, and G&W makes no warranties except as set forth in this ARTICLE 10 concerning the G&W Technology.

10.7                        No Other Representations or Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 11
INDEMNIFICATION

11.1                        Indemnification by Liquidia.  Liquidia shall defend, indemnify, and hold G&W, its Affiliates, and their respective officers, directors, employees, and agents (the “G&W

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Indemnitees”) harmless from and against any and all liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees (collectively, “G&W Damages”), arising out of or resulting from Third Party claims, suits, demands, proceedings or causes of action (collectively, “G&W Claims”) to the extent that such G&W Claims arise out of, result from, or are based on:

(a)                                 a breach of any of Liquidia’s obligations under this Agreement, including Liquidia’s representations, warranties and covenants set forth herein; or

(b)                                 the willful misconduct or negligent acts of Liquidia, its Affiliates, or the officers, directors, employees, agents, consultants, or contractors of Liquidia or its Affiliates.

The foregoing indemnity obligation shall not apply to the extent that the G&W Indemnitees fail to comply with the indemnification procedures set forth in Section 11.3 and Liquidia’s defense of the relevant G&W Claims is prejudiced by such failure, or to the extent that such G&W Damages arise out of, result from or are based on any activities set forth in Section 11.2 for which G&W is obligated to indemnify Liquidia Indemnitees or are based on activities in a Supply Agreement for which G&W is obligated to indemnify Liquidia.

11.2                        Indemnification by G&W.  G&W shall defend, indemnify, and hold Liquidia, its Affiliates, and their respective officers, directors, employees, and agents, (the “Liquidia Indemnitees”) harmless from and against any and all liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees (collectively, “Liquidia Damages”), arising out of or resulting from Third Party claims, suits, demands, proceedings or causes of action (collectively, “Liquidia Claims”) to the extent that such Liquidia Claims arise out of, result from or are based on:

(a)                                 the research, development, making, having made, using, having used, importing, offering to sell, selling and/or having sold a Licensed Product by or on behalf of G&W, its Affiliates or its Sublicensees;

(b)                                 a breach of any of G&W’s obligations under this Agreement, including G&W’s representations, warranties and covenants set forth herein; or

(c)                                  the willful misconduct or negligent acts of G&W, its Affiliates, or the officers, directors, employees, agents, consultants, contractors of G&W or its Affiliates.

The foregoing indemnity obligation shall not apply to the extent that the Liquidia Indemnitees fail to comply with the indemnification procedures set forth in Section 11.3 and G&W’s defense of the relevant Liquidia Claims is prejudiced by such failure, or to the extent that such Liquidia Damages arise out of, result from or are based on any activities set forth in Section 11.1 for which Liquidia is obligated to indemnify G&W Indemnitees or are based on activities in a Supply Agreement for which Liquidia is obligated to indemnify G&W.

11.3                        Indemnification Procedures.  The Party claiming indemnity under this ARTICLE 11 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit,

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

demand, proceeding or cause of action for which indemnity is being sought (“Claim”).  The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought.  The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice.  The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money in which case no such consent is required.  So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party.  If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this ARTICLE 11.

11.4                        Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING ANY LOSS OF PROFITS, EARNINGS, GOODWILL, SAVINGS OR BUSINESS SUFFERED BY LIQUIDIA OR G&W) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 OR 11.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 12.

11.5                                    Insurance. Each Party shall self-insure or procure and maintain insurance, consistent with normal business practices of prudent companies similarly situated at all times during the Term of this Agreement.  It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this ARTICLE 11.  Each Party shall provide the other Party with written evidence of such insurance upon request.  Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance.

ARTICLE 12
CONFIDENTIALITY

12.1                        Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the Term and for the seven (7) year period (and for PRINT Tooling the longer of seven (7) years or the period during which Liquidia protects such information as a trade secret in any jurisdiction) following the expiration or termination of this Agreement, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement except for that portion of such information or materials that the receiving Party can demonstrate:

(a)                                 was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party (or, with respect to Confidential Information that is Collaboration Know-How, at the time of its discovery or creation hereunder);

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)                                 is subsequently disclosed to the receiving Party or its Affiliate by a Third Party without obligations of confidentiality with respect thereto; or

(e)                                  is independently discovered or developed by the receiving Party or its Affiliate without the aid, application, or use of the other party’s Confidential Information.

Notwithstanding the definition of “Confidential Information” in ARTICLE 1, all Information relating to G&W Collaboration Know-How shall be deemed the Confidential Information of G&W (such that Liquidia shall be deemed to be the receiving Party with respect thereto), all Information relating to Liquidia Collaboration Know-How shall be deemed the Confidential Information of Liquidia (such that G&W shall be deemed to be the receiving Party with respect thereto), and all Information relating to Joint Collaboration Know-How shall be deemed the Confidential Information of both Parties (such that each Party shall be deemed to be the disclosing Party with respect thereto), whether generated by one or both Parties, of both Parties.  The exceptions set forth in subsections (a)-(e) above shall apply to such Confidential Information to the extent applicable.

12.2                        Authorized Disclosure.  Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following situations:

(a)                                 filing or prosecuting Collaboration Patents in accordance with ARTICLE 10;

(b)                                 regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), including filings with the SEC or FDA, with respect to a Licensed Product;

(c)                                  prosecuting or defending litigation;

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)                                 complying with Applicable Laws, including regulations promulgated by securities exchanges;

(e)                                  disclosure to its Affiliates, employees, agents, and independent contractors, and any Sublicensees, in each case only on a need-to-know basis and solely in connection with the performance of this Agreement, provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this ARTICLE 12 prior to any such disclosure;

(f)                                   disclosure of the material terms of this Agreement or summaries of G&W data generated hereunder (which has been reviewed and approved by G&W, such approval not to be unreasonably withheld or delayed) to any bona fide potential or actual investor, investment banker, acquirer, merger partner, or other potential or actual financial partner, provided that in connection with such disclosure, each disclosee must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this ARTICLE 12 prior to any such disclosure.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 12.2(a), 12.2(b), 12.2(c), or 12.2(d), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information.  In any event, each Party agrees to take all reasonable action to avoid disclosure of the other Party’s Confidential Information hereunder.

12.3                        Publicity.

(a)                                 The Parties agree that the terms of this Agreement are the Confidential Information of both Parties, subject to disclosure permitted by Section 12.2.

(b)                                 Neither Party shall issue or make a public announcement regarding the execution of this Agreement without the prior written consent of the other Party.

(c)                                  After release of such press release, neither Party nor such Party’s Affiliates will make a public announcement, press release, regulatory filing or other public disclosure, written or oral, whether to the public, the press, stockholders or otherwise, concerning the terms of this Agreement or the subject matter hereof, the performance hereof or the Parties’ activities hereunder, or any results or data arising hereunder (a “Public Statement”), unless (i) such Party has given at least seven (7) days advance written notice of the proposed text of such Public Statement to the other Party for its prior review and approval, such approval not to be unreasonably withheld or delayed, or (ii) such Public Statement is, in the opinion of the counsel for the Party intending to make such Public Statement, required to comply with Applicable Laws (including the regulations of any stock exchange) (a “Legal Requirement”) and which in any event contain only the minimum disclosure necessary to comply with the relevant Legal Requirement.  Each Party shall have the right to review and recommend changes to any such Public Statement and, except as otherwise required by Legal Requirement, the Party whose Public Statement has been reviewed shall remove any Confidential Information of the reviewing

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party that the reviewing Party reasonably deems to be inappropriate for disclosure. The Parties agree that after a Public Statement pursuant to this subsection (c) has been reviewed and approved by the other Party, either Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent or approval.

(d)                                 In addition to the foregoing, each Party agrees to give the other Party a reasonable opportunity (to the extent consistent with Legal Requirements) to review all Public Statements required by Legal Requirements to be filed with the SEC or similar body prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

(e)                                  Publications.  Publications of data and results of Clinical Trials or non-clinical studies that have not already been publicly disclosed with respect to any Formulated Compound or Licensed Product, (“Publications”) shall be made only pursuant to this Section 12.3 and the publication plan adopted by the JSC pursuant to Section 2.3(h).  The Party proposing a Publication shall provide the other Party the opportunity to review the proposed Publication at least thirty (30) days prior to the earlier of its intended submission for publication.  If the other Party offers no comments on the Publication, the submitting Party may submit the Publication thirty (30) days after it provided the Publication to the reviewing Party (or earlier, with the written consent of the reviewing Party).  The submitting Party shall consider the comments of the reviewing Party in good faith.  If the Parties are unable to agree upon any aspect of the Publication, including its form, content, timing (including with respect to additional time required for seeking patent protection for inventions disclosed in the Publication), or proposed medium of publication, either Party may refer the dispute to the JSC, which shall resolve the dispute in accordance with Section 2.7 in the best interests of the Licensed Product and in a manner designed to the extent possible to enable each Party to comply with its publication policies.  The submitting Party shall provide the other Party a copy of the Publication at the time of the submission.  Notwithstanding the foregoing, the JSC shall not have the right to authorize the publication of either Party’s Confidential Information without such Party’s consent.  Each Party agrees to acknowledge the contributions of the other Party, and the employees of the other Party, in all publications as scientifically appropriate.

ARTICLE 13
OPTION COMPOUNDS

13.1                        Option to G&W.  Liquidia hereby grants to G&W the option to include each Option Compound that is accepted as an Additional Selected Compound in accordance with Section 13.3 as a Selected Compound under this Agreement, in accordance with this ARTICLE 13.  G&W may exercise its option by providing written notice of such exercise to Liquidia at any time on or before the [***] ([***]) anniversary of the Effective Date (the “Option Period”).

13.2                        Option Compounds.  G&W may designate up to [***] ([***]) Generic Compounds (each, an “Option Compound”) by written notice to Liquidia.  In addition, if G&W exercises its option for at least [***] ([***]) Option Compound prior to the [***] anniversary of the Effective Date, then G&W will receive the right to designate [***] ([***]) additional Option

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Compound.  Notwithstanding the foregoing, if G&W does not exercise its option under Section 13.1 with respect to at least [***] ([***]) Option Compound on or before the [***] anniversary of the Effective Date, then G&W shall only have the right to designate up to [***] ([***]) Option Compounds, rather than [***] ([***]).

13.3                        Exercise of Option; Designation as Additional Selected Compound.

(a)                                 G&W may exercise its Option under Section 13.1 with respect to an Option Compound by providing Liquidia written notice (an “Exercise Notice”) of such exercise during the Option Period, which notice shall specify the Option Compound that is the subject of such exercise.  Within thirty (30) days of Liquidia’s receipt of the Exercise Notice, Liquidia must notify G&W whether such other Option Compound is accepted as an Additional Selected Compound.  If Liquidia notifies G&W that such Option Compound is accepted as an Additional Selected Compound, or if Liquidia fails to respond within the thirty (30) day period, such Option Compound shall be an Additional Selected Compound.  If Liquidia rejects such Option Compound, then G&W may, within thirty (30) days of its receipt of Liquidia’s rejection notice, replace such Option Compound with another generic compound by written notice to Liquidia.  In such event, Liquidia shall accept or reject such replacement Option Compound as an Additional Selected Compound as set forth above.  If Liquidia rejects such replacement Option Compound, the Parties may continue the procedures set forth in this Section 13.3 until an Option Compound is accepted as an Additional Selected Compound.

(b)                                 From the Effective Date until the [***] anniversary of the Effective Date, Liquidia may only reject an Option Compound selected through an Exercise Notice if Liquidia or one of its licensees or partners has an active research or development program that includes such Option Compound.   After the [***] anniversary of the Effective Date, Liquidia may only reject an Option Compound selected through an Exercise Notice if Liquidia or one of its licensees or partners has an active research or development program that includes such Option Compound or, subject to the remainder of this Section 13.3(b), Liquidia or a licensee of Liquidia has granted rights to a Third Party that would prevent the grant of the rights requested by G&W for such Option Compound.  If, after the [***] anniversary of the Effective Date, Liquidia wishes to grant a license or other rights to a Third Party involving one or more Generic Compounds in the Field without a corresponding active research or development program for each such Generic Compound (“Proposed Agreement”), then Liquidia will provide notice to G&W of its intention to enter into such Proposed Agreement (“Notice of Intent”).  G&W may, within sixty (60) days of receipt of the Notice of Intent, provide Liquidia with a list of proposed Option Compounds (“Proposed Option Compounds”).  The number of Proposed Option Compounds at any time cannot exceed the number of Option Compounds that remain available to G&W under Section 13.2 at such time.  Liquidia may only enter into the Proposed Agreement if it excludes the Proposed Option Compounds from the licenses and rights granted under the Proposed Agreement so that the Proposed Option Compounds remain available for designation as Additional Selected Compounds under this Agreement.  G&W may submit an Exercise Notice for the Proposed Option Compounds in accordance with Section 13.3(a) (which will automatically become an Additional Selected Compound upon Liquidia’s receipt of such notice) and, if the Proposed Agreement is not executed, expires, or is terminated, for any other Generic Compound (which will become an Additional Selected Compound if not covered by an active

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

research or development program or other Proposed Agreement).  For clarity, prior to the [***] anniversary of the Effective Date, Liquidia may not enter into a Proposed Agreement.  As used in this Section 13.3(b), “active research or development program” means a research or development program for which a compound-specific work plan has been developed for such Option Compound.

13.4                        Liquidia Profit-Share Election.  For each Option Compound that becomes an Additional Selected Compound, Liquidia has the right to elect, by written notice to G&W within the ninety (90) day period after Liquidia’s receipt of the Exercise Notice, to replace the milestone and royalty payment obligations set forth in ARTICLE 8 for such Additional Selected Compound with a profit sharing arrangement.  Prior to such election, G&W will make available to Liquidia a draft proposed Development Plan and budget for such Option Compound and provide access to other diligence information as reasonably requested by Liquidia.  Such profit share allocation will be [***]% G&W, [***]% Liquidia and will require Liquidia to share equally in any costs, expenses and losses (other than the [***] dollar option exercise fee paid per Section 8.1(b)) associated with the Additional Selected Compound and Licensed Product incorporating such compound incurred beginning on the date Liquidia elects to profit share, including all development costs.  In a profit share arrangement, Liquidia shall supply Formulated Compound to G&W at cost with a reasonable allocation of overhead.  Following Liquidia’s election pursuant to this Section 13.4, the Parties shall negotiate in good faith an amendment to this Agreement or a separate profit-sharing agreement to provide for a commercially reasonable implementation of this Section 13.4, which shall include a provision that, with respect to Additional Selected Compounds for which Liquidia has elected to profit share, material decisions regarding the development and commercial activities (and formal plans) will be made through a JSC subject to mutual consent.  In the event of any dispute regarding the commercially reasonable implementation of this Section 13.4, the Parties shall refer such disputed terms to resolution by the dispute resolution provisions of ARTICLE 15.  Once agreed, the Parties shall use such profit sharing mechanism for any future Option Compound that becomes an Additional Selected Compound and for which Liquidia elects a profit sharing arrangement.

ARTICLE 14
TERM AND TERMINATION

14.1                        Term.  This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this ARTICLE 14, shall expire on a Licensed Product-by-Licensed Product and country-by-country basis upon expiration of the applicable Royalty Term (the “Term”).  Following such expiration of the Royalty Term, the license granted by Liquidia to G&W in Section 7.1 with respect to such Licensed Product in such country shall become fully-paid up, royalty-free, worldwide, exclusive and perpetual.  In addition, this Agreement shall expire at the end of the Option Period if no Licensed Products are being then developed or commercialized hereunder.

14.2                        Termination by G&W for Convenience.  G&W may terminate this Agreement at any time in its entirety or on a Selected Compound-by-Selected Compound and country-by-country basis for convenience on sixty (60) days prior written notice.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.3                        Termination by G&W for Liquidia’s Uncured Material Breach.  Upon any material breach or material default of this Agreement by Liquidia, G&W shall have the right to terminate this Agreement upon giving sixty (60) days’ prior written notice thereof to Liquidia.  Such termination shall become effective after at the end of such sixty (60) day period unless Liquidia cures any such breach or default prior to the expiration of such sixty (60) day period.  For clarity, G&W’s election not to terminate this Agreement for Liquidia’s material breach or material default shall not prevent G&W from seeking damages from Liquidia in connection with such breach or default.

14.4                        Termination by Liquidia for G&W’s Uncured Material Breach; Discontinuance of Development.

(a)                                 Should G&W fail to make any undisputed payment to Liquidia when due in accordance with the terms of this Agreement, Liquidia shall have the right to terminate this Agreement with thirty (30) days written notice to G&W unless G&W pays to Liquidia, within thirty (30) days following its receipt of such notice, all payments which are due and payable and are not the subject of any dispute.

(b)                                 Upon any material breach or material default of this Agreement by G&W, other than as set forth in subsection (a) above or (c) below, Liquidia shall have the right to terminate this Agreement upon giving sixty (60) days’ prior written notice thereof to G&W. Such termination shall become effective immediately after at the end of such sixty (60) day period unless G&W cures any such breach or default prior to the expiration of such sixty (60) day period.

(c)                                  If, with respect to a particular Selected Compound, G&W fails to conduct any material development activities for at least one Licensed Product containing such Selected Compound during any consecutive [***] ([***])  [***] period in the United States at any time after the Effective Date and prior to the First Commercial Sale of the first Licensed Product containing such Selected Compound in the United States, then Liquidia shall have the right to terminate this Agreement with respect to such Selected Compound.   If, with respect to a particular Selected Compound, G&W fails to conduct any material development activities for at least one Licensed Product containing such Selected Compound in any Major EU Market during any consecutive [***] ([***]) [***]period following Regulatory Approval of the first Licensed Product containing such Selected Compound in the United States, then Liquidia shall have the right to terminate this Agreement with respect to such Selected Compound with respect to all countries and jurisdictions other than the United States.  Liquidia must provide [***] ([***]) [***] prior written notice of termination to G&W and such termination shall become effective immediately after at the end of such [***] ([***]) [***] period unless G&W cures the failure to conduct material development activities prior to the expiration of such [***] ([***]) [***] period.

(d)                                 For clarity, Liquidia’s election not to terminate this Agreement for G&W’s material breach or material default shall not prevent Liquidia from seeking damages from G&W in connection with such breach or default.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.5                        Termination for Insolvency.  If, at any time during the Term (i) a case is commenced by or against either Party under Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States (the “Bankruptcy Code”) and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed within sixty (60) days after the commencement thereof, (ii) either Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (iii) either Party assigns all or a substantial portion of its assets for the benefit of creditors, (iv) a receiver or custodian is appointed for either Party’s business, or (v) a substantial portion of either Party’s business is subject to attachment or similar process; then, in any such case ((i), (ii), (iii), (iv) or (v)), the other Party may terminate this Agreement in its entirety upon written notice to the extent permitted under Applicable Laws.

14.6                        Termination for Patent Challenge.  Except to the extent the following is unenforceable under the laws of a particular jurisdiction, Liquidia may terminate this Agreement in its entirety if G&W or its Affiliates or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Licensed Patents.

14.7                        Effects of Termination of the Agreement.

(a)                                 Termination of Agreement in its Entirety.

(i)                                    Upon any termination of this Agreement in its entirety by G&W pursuant to Section 14.2 or by Liquidia pursuant to Section 14.4, 14.5 or 14.6, the following shall apply:

(1)                                 all rights and licenses granted by Liquidia hereunder shall immediately terminate;

(2)                                 all rights and licenses granted by G&W shall immediately terminate; and

(3)                                 the provisions of Section 14.8 shall apply.

(ii)                          Upon any termination of this Agreement in its entirety by G&W pursuant to Section 14.3 or 14.5, then (1) all rights and licenses granted by G&W hereunder shall immediately terminate, and (2) all rights and licenses granted by Liquidia hereunder shall immediately terminate.

(b)                                 Termination of this Agreement with Respect to a Selected Compound.  If this Agreement is terminated with respect to a particular Selected Compound in the entire Territory pursuant to Section 14.2 or 14.4 (but not in the case of any termination of this Agreement in its entirety), then (i) this Agreement shall automatically be deemed to be amended to exclude such Selected Compound and all rights and licenses granted by Liquidia hereunder shall immediately terminate with respect to such Selected Compound, and (ii) the provisions of Section 14.8 shall apply solely with respect to such Selected Compound.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)                                  Termination of this Agreement with Respect to a Portion of the Territory.  If this Agreement is terminated with respect to a country or other jurisdiction pursuant to Section 14.2 or 14.4 (but not in the case of any termination of this Agreement in its entirety or termination of this Agreement with respect to a Selected Compound throughout the Territory), then the Territory shall automatically be deemed to be amended to exclude such terminated country or jurisdiction and all rights and licenses granted by Liquidia hereunder shall immediately terminate with respect to such terminated country(ies) or jurisdiction(s) (such terminated country(ies) and jurisdiction(s), the “Terminated Territory”), and the provisions of Section 14.8 shall apply solely with respect to the Terminated Territory.  In the case of a territory-specific termination, upon Liquidia’s election to take over a Terminated Product in the Terminated Territory, the Parties will enter into an appropriate pharmacovigilance agreement.

(d)                                 Sublicensees.  Upon any termination of this Agreement by Liquidia, each of G&W’s Sublicensees shall, upon the written request of such Sublicensee, continue to have the rights and license set forth in its sublicense agreement, which agreement shall be automatically assigned to Liquidia; provided, however, that (i) G&W had provided Liquidia with a copy of such sublicense agreement as required pursuant to Section 7.3 and such sublicense agreement complies with the terms and conditions of this Agreement, (ii) such Sublicensee is not then in breach of any of its material obligations under its sublicense agreement, and (iii) Liquidia shall not be obligated to accept any obligations or limitations of its rights under such sublicense agreement beyond those obligations and limitations that Liquidia has expressly accepted in this Agreement.

14.8                        Program Transfer.  In the cases of termination for which Section 14.7 expressly provides that this Section 14.8 shall apply, the following will apply with respect to the Selected Compound that is subject of such termination or to all Selected Compounds if the Agreement is terminated in its entirety (each such Selected Compound, a “Terminated Compound” and each Licensed Product containing such Selected Compound, a “Terminated Product”):

(a)                                 Ongoing Clinical Trials.  If at the time of such termination, G&W is conducting any Clinical Trials for a Terminated Product, then, at Liquidia’s election on a trial-by-trial basis: (i) G&W shall reasonably cooperate with Liquidia to allow Liquidia to continue such Clinical Trial at Liquidia’s cost, including transferring to Liquidia the conduct of any such Clinical Trial then being conducted by G&W, in which case Liquidia shall assume any and all liability for such Clinical Trials after the effective date of such termination; or (ii) G&W shall reasonably cooperate with Liquidia to orderly wind down, at G&W’s cost, the conduct of any such Clinical Trial that Liquidia does not wish to continue.

(b)                                 Regulatory Materials.  G&W shall transfer and assign to Liquidia in the form and format in which such materials are maintained by G&W in the ordinary course of business, all Regulatory Materials for each Terminated Product that are owned or controlled by G&W or its Affiliates.

(c)                                  Freedom-to-Operate License.  G&W hereby grants to Liquidia, effective only upon such termination and subject to any terms of Third Party License, a non-exclusive,

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

worldwide license, with the right to grant multiple tiers of sublicenses, under the G&W Technology to research, develop, make, have made, use, import, export, offer for sale, and sell Terminated Products in the Field.  For clarity, in the event of a termination under Section 14.7(c), Liquidia will have the right under the G&W Technology to make and have made Terminated Compounds and Terminated Products in the Territory solely for use in the Terminated Territory.  G&W will not be obligated to grant sublicenses to Liquidia under this subsection (c) to the extent that G&W is prohibited from granting such sublicense under a Third Party License, but shall be required to use commercially reasonable efforts to obtain permission to grant such a sublicense from any such licensor(s).  If G&W would be required to pay its Third Party licensor additional fees due to a sublicense granted under this subsection (c), then G&W shall notify Liquidia of such fees, and G&W will not be required to grant such sublicense unless Liquidia agrees in writing to reimburse G&W for such fees.

(d)                                 Royalties and Milestones.  For any Terminated Product that has completed a successful Phase 3 Clinical Trial prior to the effective date of termination for which a program transfer has occurred pursuant to this Section 14.8, the terms of ARTICLE 8 covering royalties shall apply (including the royalty term thereof), mutatis mutandis, to the payment by Liquidia to G&W of a [***] percent ([***]%) royalty for each such Terminated Product if such Terminated Product is developed or commercialized.

(e)                                  Remaining Inventories.  Except where this Agreement is terminated only with respect to a country or other jurisdiction pursuant to Section 14.2 or 14.4, Liquidia shall have the right to purchase from G&W any or all of the inventory of Terminated Product(s) held by G&W as of the effective date of termination at a price equal to G&W’s actual cost to acquire or manufacture such inventory.  Within thirty (30) days following the effective date of termination, G&W shall provide Liquidia with a complete inventory listing of Terminated Product(s) and its acquisition or manufacturing costs. Liquidia shall notify G&W within thirty (30) days after its receipt of such inventory listing and costs whether Liquidia elects to exercise such right.

(f)                                   Marks.  G&W shall, as promptly as commercially practicable, assign to Liquidia all right, title and interest in and to the trademarks, trade dress, logos, service marks and domain names that are used exclusively for each Terminated Product in the Terminated Territory and that are used or to be used with a submission to a Regulatory Authority (“Marks”) (expressly excluding any such Marks that include, in whole or part, any corporate name or logo of G&W or its Affiliate or Sublicensee or that are used with products other than Terminated Products), including any goodwill associated therewith.  Liquidia shall be responsible for recording such assignment in the Territory with the appropriate Governmental Authority and will bear all costs associated with such assignment and recordation.  G&W shall cooperate in facilitating such assignment and recordation by timely executing all necessary documents provided to it by Liquidia.

(g)                                 Transition Assistance.  G&W shall provide reasonable consultation and assistance (“Transition Assistance”) for a period of no more than one hundred eighty (180) days after the effective date of termination for the purpose of transferring or transitioning to Liquidia the Licensed Products for which such termination is effective, including necessary intellectual

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

property, documents and materials thereof.  In addition, G&W will provide Liquidia with, at Liquidia’s request, all then-existing Third Party agreements relating solely to such Terminated Compound(s) and Terminated Product(s) in the Terminated Territory that G&W is able, using commercially reasonable efforts to, assign to Liquidia, in each case, to the extent reasonably necessary for Liquidia to continue researching, developing, manufacturing, or commercializing such Terminated Compound(s) and Terminated Product(s) in the Terminated Territory, provided, however, that G&W shall be required to assign any such agreement solely to the extent assignment is permitted by such agreement, and G&W is not required to pay any consideration or commence dispute resolution in order to effect an assignment of any such agreement to Liquidia.  If any such agreement between G&W and a Third Party is not assignable to Liquidia (whether by such agreement’s terms or because such agreement does not relate solely to such Terminated Compound(s) or Terminated Product(s)) but is otherwise reasonably necessary for Liquidia to continue researching, developing, manufacturing, or commercializing such Terminated Compound(s) and Terminated Product(s), then G&W shall reasonably cooperate with Liquidia to negotiate for the continuation of services from such entity; provided, however, that G&W shall not be required to pay any consideration or commence dispute resolution in connection therewith.  If G&W manufactures the Terminated Product(s) itself (and thus there is no agreement to assign), then G&W shall supply such bulk Terminated Compound or finished Terminated Product, as applicable, to Liquidia, at cost of goods (to be defined consistently with the corresponding Supply Agreement) plus 30% for a reasonable period (not to exceed six (6) months after the effective date of termination), pursuant to a supply agreement to be negotiated in good faith by the Parties.  Liquidia shall reimburse G&W or any of G&W’s Third Party manufacturers for all reasonable, documented internal and out-of-pocket costs incurred pursuant to this subsection (f).

(h)                                 Costs and Expenses.  Liquidia shall be responsible for all costs and expenses incurred by G&W in connection with this Section 14.8 (including a reasonable allocation for overhead) in each case generally in accordance with a reasonable plan and budget provided by G&W for the assistance requested by Liquidia.  Within thirty (30) days of receipt of an invoice from G&W for such costs and expenses, Liquidia shall pay to G&W the amount of such invoice.

14.9                        Other Remedies.  Termination or expiration of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination.  Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

14.10                 Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by Liquidia and G&W are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that each Party, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

rights and elections under the U.S. Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code, (a) the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (x) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (y) if not delivered under clause (x), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party and (b) the Bankrupt Party shall not interfere with the other Party’s rights to intellectual property and all embodiments of intellectual property, and shall assist and not interfere with the other Party in obtaining intellectual property and all embodiments of intellectual property from another entity.  The “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Products, filings with Regulatory Authorities and related rights and Licensed Technology in the case that Liquidia is the Bankrupt Party and G&W Technology in the case G&W is the Bankrupt Party.

14.11                 Survival.  Notwithstanding anything to the contrary, the following provisions shall survive and apply after expiration or termination of this Agreement: Sections 4.3, 7.1(d), 7.5, 7.6, 8.5, 8.6, 9.1, 9.2, 11.1, 11.2, 11.3, 11.4, 14.7, 14.8. 14.9, 14.10, and 14.11 and ARTICLE 1, ARTICLE 12, ARTICLE 15, and ARTICLE 16.  In addition, any pharmacovigilance and adverse event reporting agreement entered into by the Parties pursuant to Section 5.3 will remain in effect in accordance with its terms unless and until all responsibilities thereunder are transferred to Liquidia.  All provisions not surviving in accordance with the foregoing shall terminate upon expiration or termination of this Agreement and be of no further force and effect.

ARTICLE 15
DISPUTE RESOLUTION

15.1                        Disputes in Connection with this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.  In the event of any disputes, controversies or differences that may arise under any theory of law between the Parties out of or in relation to or in connection with this Agreement, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement (each, a “Dispute”), then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers of each Party.  If the matter is not resolved within thirty (30) days following the written request for discussions, either Party may resort to arbitration to resolve the dispute. Nothing in this Section 15.1 shall prevent a Party from obtaining injunctive or exigent relief as it deems necessary in its sole discretion from any court of competent jurisdiction.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.2                        Arbitration.  Any Dispute that is not resolved pursuant to Section 15.1, except for a dispute, claim or controversy under Section 15.10, shall be settled by binding arbitration administered by JAMS before one arbitrator pursuant to the Streamlined Arbitration Rules and Procedures of JAMS then in effect (the “JAMS Rules”), except as otherwise provided herein.  The arbitration shall be governed by the U.S. Federal Arbitration Act, 9 U.S.C. §§ 1-16 (the “Federal Arbitration Act”), to the exclusion of any inconsistent state laws.  The arbitration will be conducted in Washington, D.C., and the Parties consent to the personal jurisdiction of the U.S. federal courts, for any case arising out of or otherwise related to this arbitration, its conduct and its enforcement.  The language to be used in the arbitral proceedings will be English.  Any situation not expressly covered by this Agreement shall be decided in accordance with the JAMS Rules.

15.3                        Governing Law.  Resolution of all Disputes and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

15.4                        Decision.  The arbitrator shall issue a reasoned opinion following a full comprehensive hearing, no later than six (6) months following the selection of the arbitrator as provided for in Section 15.2.

15.5                        Award.  Any award shall be promptly paid in Dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting enforcement.  If as to any issue the arbitrator should determine under the applicable law that the position taken by a Party is frivolous or otherwise irresponsible or that any wrongdoing it finds is in callous disregard of law and equity or the rights of the other Party, the arbitrator shall also be entitled to award an appropriate allocation of the adversary’s reasonable attorney fees, costs and expenses to be paid by the offending Party, the precise sums to be determined after a bill of attorney fees, expenses and costs consistent with such award has been presented following the award on the merits.  Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this ARTICLE 15, and agrees that, subject to the Federal Arbitration Act, judgment may be entered upon the final award in the Federal District Court in the District of Columbia and that other courts may award full faith and credit to such judgment in order to enforce such award.  The award shall include interest from the date of any damages incurred for breach of the Agreement, and from the date of the award until paid in full, at a rate fixed by the arbitrator.

15.6                        Costs.  Except as set forth in this ARTICLE 15, each Party shall bear its own legal fees.  The arbitrator shall assess his or her costs, fees and expenses against the Party losing the arbitration unless he or she believes that neither Party is the clear loser, in which case the arbitrator shall divide his or her fees, costs and expenses according to his or her sole discretion.

15.7                        Injunctive Relief.  Provided a Party has made a sufficient showing under the rules and standards set forth in the U.S. Federal Rules of Civil Procedure and applicable case law, the arbitrator shall have the freedom to invoke, and the Parties agree to abide by, injunctive measures after either Party submits in writing for arbitration claims requiring immediate relief.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Additionally, nothing in this ARTICLE 15 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

15.8                        Confidentiality.  The arbitration proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information.  Except as required by law, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party.  The existence of any Dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

15.9                        Survivability.  Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

15.10                 Patent and Trademark Disputes.  Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patents or trademarks covering the manufacture, use, importation, offer for sale or sale of a Licensed Product shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

ARTICLE 16
MISCELLANEOUS

16.1                        Entire Agreement; Amendment.  This Agreement, including the Exhibits attached hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Existing Confidentiality Agreement.  The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations pursuant to the Existing Confidentiality Agreement.  In the event of any inconsistency between any plan hereunder (including any Work Plan, Development Plan and/or Commercialization Plan) and this Agreement, the terms of this Agreement shall prevail.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

16.2                        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented or delayed by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, “force majeure” shall mean conditions beyond the reasonable control of the non-performing Party, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).  Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party.

16.3                        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable international expedited delivery service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.

If to Liquidia:

By Courier to:

419 Davis Dr., Suite 100

Morrisville NC 27560

ATTN: Legal

By US Mail to:

P.O. Box 110085

Research Triangle Park, NC 27709

ATTN: Legal

If to G&W:

By Courier to:

301 Helen Street
South Plainfield, NJ 07080
United States
Attention:  LEGAL

16.4                        No Strict Construction; Headings.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The headings of each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.5                        Assignment; Change of Control.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent to (i) an Affiliate, (ii) a Third Party in connection with a Change of Control of such Party or (iii) a Third Party in connection with the transfer,  sale or other disposition of all of the assets of a Party to which this Agreement relates (in the case of G&W, including either on a Licensed Product-by-Licensed Product basis or with respect to all Licensed Products), whether by merger, sale of stock, sale of assets or otherwise.  Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations, and in the same manner described in Section 16.6, each Party hereby guarantees the performance by its Affiliate assignee of such Party’s obligations under this Agreement.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.5 shall be null, void and of no legal effect.  Any permitted assignment shall be binding on the successors of the assigning Party.

16.6                        Performance by Affiliates.  Subject to the limitations of Section 7.3, each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates.  Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

16.7                        Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.8                        Compliance with Applicable Law.  Each Party shall comply with all Applicable Laws in the course of performing its obligations or exercising its rights pursuant to this Agreement.

16.9                        Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.10                 No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.11                 Independent Contractors.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way.  Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

16.12                 Third Party Beneficiary.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto.  No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

16.13                 Counterparts.  This Agreement may be executed in one (1) or more counterparts by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Development and License Agreement by their duly authorized officers as of the Effective Date.

LIQUIDIA TECHNOLOGIES, INC.		G&W LABORATORIES, INC.

By:	/s/ Shawn Glidden	By:	/s/ Aaron Greenblatt

Name:	Shawn Glidden	Name:	Aaron Greenblatt

Title:	VP Legal Affairs & Secretary	Title:	Chief Executive Officer

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 1.30

1

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 1.51

2

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 1.87

3

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 3.1

1

EXHIBIT 8.3(c)